SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SECURE COMPUTING CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

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SECURE COMPUTING CORPORATION

55 Almaden Boulevard, Suite 500

San Jose, California 95113

(408) 979-6100

Dear Secure Computing Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at Secure Computing’s headquarters at 55 Almaden Boulevard, Suite 500, San Jose, CA 95113, at 10:00 a.m., local time, on Friday, May 16, 2008.

The Notice of Annual Meeting of Stockholders and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about Secure Computing.

We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please vote by telephone, by Internet or by signing, dating and returning the enclosed proxy card as promptly as possible in the enclosed envelope, even if you plan to attend the Annual Meeting. You may revoke the proxy and vote in person at that time if you so desire.

On behalf of the Board of Directors, we would like to thank you for your continued interest in Secure Computing. We look forward to seeing you at the Annual Meeting.

Sincerely,

John McNulty

Chief Executive Officer and Chairman of the Board

April 4, 2008

SECURE COMPUTING CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2008

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Secure Computing Corporation, a Delaware corporation (the “Company”), will be held at the Company’s headquarters at 55 Almaden Boulevard, Suite 500, San Jose, CA 95113, at 10:00 a.m., local time, on Friday, May 16, 2008 for the following purposes:

1.	To elect one director of the Company to serve for a three year term that expires upon the Annual Meeting of Stockholders in 2011, or until his successor is duly elected;

2.	To amend our 2002 Stock Incentive Plan to increase the number of shares available for issuance by 1,500,000 shares;

3.	To amend our Employee Stock Purchase Plan to increase the number of shares available for distribution by 1,000,000 shares, to change the definition of which employees may be eligible to participate in our Employee Stock Purchase Plan, and to make certain other clarifying and administrative changes as set forth in Proposal Three;

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 25, 2008, the Record Date, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s headquarters for at least 10 days prior to the Annual Meeting, and will also be available for inspection at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote by proxy either by phone, by Internet or by signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. See the instructions on the Proxy Card for your voting options. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

John McNulty

Chief Executive Officer and Chairman of the Board

San Jose, California

April 4, 2008

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY PHONE, BY INTERNET OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

SECURE COMPUTING CORPORATION

PROXY STATEMENT

FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Secure Computing Corporation, a Delaware corporation, for use at our Annual Meeting of Stockholders to be held on Friday, May 16, 2008, at 10:00 a.m., local time, and at any adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s headquarters at 55 Almaden Boulevard, Suite 500, San Jose, CA 95113. Our telephone number at that location is (408) 979-6100.

These proxy solicitation materials are being mailed on or about April 4, 2008, together with our 2007 Annual Report on Form 10-K, to all stockholders of record who are entitled to vote at the Annual Meeting.

In this Proxy Statement, “Secure Computing”, “Company”, “registrant”, “we”, “us”, and “our” refer to Secure Computing Corporation.

Record Date

Stockholders of record at the close of business on March 25, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were (i) 70,208,077 shares of our common stock outstanding and entitled to vote, held by approximately 4,570 stockholders of record, and (ii) 700,000 shares of Series A preferred stock outstanding and entitled to vote on an as-converted basis, held by Warburg Pincus Private Equity IX, L.P. Stockholders who hold their shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

Voting at the Annual Meeting

On all matters to be presented at the Annual Meeting, each holder of record of common stock will be entitled to one vote for each common share held as of March 25, 2008. In addition, on all matters to be voted upon at the Annual Meeting, each holder of record of Series A preferred stock will be entitled to a number of votes per share of Series A preferred stock as such holder would have been entitled to receive in the event each such share of Series A preferred stock held as of March 25, 2008 had been converted into common stock in accordance with applicable conversion rights. Each holder of Series A preferred stock will be entitled to 8.76 votes per share of Series A preferred stock, for an aggregate of 6,131,377 votes eligible to be cast by all holders of Series A preferred stock, which represents approximately 8.7% of the shares of Secure Computing that are entitled to vote at the Annual Meeting. Notwithstanding the foregoing, the conversion price used to determine the number of shares of common stock as which one share of Series A preferred stock may be voted on an as-converted basis shall not be adjusted as a result of antidilution adjustments below $12.18. The required quorum for the transaction of business at the Annual Meeting is a majority of votes eligible to be cast by the holders of shares of common stock issued and outstanding and the holders of shares of Series A preferred stock, on an as-converted basis, issued and outstanding as of the close of business on March 25, 2008. A plurality of the votes of the outstanding shares of common stock present or represented by proxy at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve Proposals Two through Four.

Abstentions and broker non-votes will be included for purposes of determining whether a quorum of shares is present at the Annual Meeting. However, abstentions and broker non-votes will not be included in the tabulation of the voting results on any of the proposals. Under the General Corporation Law of the State of Delaware, the state where we are incorporated, an abstaining vote is not deemed to be a “vote cast.” A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Proxies

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies, if not revoked prior thereto. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by delivery of a written notice of revocation or a duly executed proxy to the Secretary of Secure Computing bearing a date later than the prior proxy relating to the same shares, or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by our Secretary prior to the taking of the vote at the Annual Meeting.

Expenses of Solicitation

All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by us. We have retained the Altman Group to assist in the solicitation of proxies for a fee of approximately $6,500 and reimbursement of certain expenses. Directors, officers, and employees of Secure Computing may also solicit proxies in person or by telephone, e-mail, letter or facsimile. Such directors, officers, and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Procedure for Submitting Stockholder Proposals

In order to be considered for inclusion in next year’s Proxy Statement in accordance with the rules of the Securities and Exchange Commission (“SEC”), proper stockholder proposals must be submitted in writing to Secretary of Secure Computing Corporation, 55 Almaden Boulevard, Suite 500, San Jose, CA 95113 and received at this address by December 5, 2008 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company’s Bylaws provide that in order for a stockholder to present a proper proposal or other proper business for consideration by our stockholders at the 2009 Annual Meeting of Stockholders, the stockholder must deliver to the Secretary of the Company by February 2, 2009 a written notice containing the following information: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (c) the class and number of shares of the Company which are beneficially owned by the stockholder and such beneficial owner, if any; and (d) any material interest of the stockholder or such beneficial owner in such business. This notice requirement does not apply to stockholder proposals properly submitted for inclusion in our proxy statement in accordance with the rules of the SEC and stockholder nominations of director candidates which must comply with the notice provisions of our Bylaws described below.

The Company’s Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at the 2009 Annual Meeting, the stockholder must deliver to the Secretary of the Company by February 2, 2009 a written notice containing the following information: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case, pursuant to the proxy rules of the SEC, including, without limitation, the consent of each nominee to serve as a director of the Company if so elected; and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address as they appear on the Company’s records, of the stockholder an the name of the beneficial owner, if any, and (ii) the class and number of shares of the Company which are beneficially owned by the stockholder or beneficial owner.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

PROPOSAL ONE

ELECTION OF DIRECTOR

General

Our Board of Directors currently consists of eight persons, divided into three classes serving staggered terms of office, and one Series A board seat. Currently there are three directors of Class I (Robert J. Frankenberg, John McNulty and James Jordan) whose terms expire at the 2009 Annual Meeting, two directors of Class II (Stephen M. Puricelli and Richard L. Scott) whose terms expire at the 2010 Annual Meeting, and two directors of Class III (Alexander Zakupowsky, Jr. and Eric P. Rundquist) whose terms expire at this Annual Meeting. In addition, for so long as Warburg Pincus Private Equity IX, L.P. and its affiliates (collectively, “Warburg Pincus”) own at least 50% of the shares of Series A preferred stock issued to Warburg Pincus pursuant to the Securities Purchase Agreement dated as of August 17, 2005 by and among Secure Computing and Warburg Pincus, the holders of the Series A preferred stock will have the right, voting as a separate class, to appoint one member to our Board of Directors to serve as a Series A director. Warburg Pincus nominated and elected Cary J. Davis to the Series A board seat at a Series A stockholder meeting held on January 12, 2006. Cary J. Davis will serve until his successor is elected.

One Class III director is to be elected at the Annual Meeting. The Class III director elected at the Annual Meeting will serve for a three-year term, until the Annual Meeting of Stockholders in 2011, or until his successor has been duly elected and qualified. The Nominating and Corporate Governance Committee has recommended to the Board of Directors that Mr. Alexander Zakupowsky, Jr. be nominated as the Class III director to be elected at the Annual Meeting. Mr. Eric P. Rundquist has not been nominated for reelection and his term as a member of the Board of Directors will expire upon the Annual Meeting.

Directors and Nominee for Director

The following table sets forth the name, age, and principal occupation regarding the nominee for director.

Name	Age	Principal Occupation
Alexander Zakupowksy, Jr.	61	Partner, Winston & Strawn LLP

ALEXANDER ZAKUPOWSKY, JR., has been a director of Secure Computing since October 1998. Mr. Zakupowsky is a partner in the law firm of Winston & Strawn LLP. He has been with that law firm since March 2006, and previously was a member of the law firm of Miller & Chevalier Chartered from 1984 through February 2006.

Our continuing directors as of the date of this Proxy Statement, and certain information about them as of the Record Date, are set forth below:

JOHN E. MCNULTY, age 61, is our Chairman and Chief Executive Officer. Mr. McNulty first joined us as President and Chief Operating Officer in May 1999, and assumed the positions of Chairman of the Board and Chief Executive Officer in July 1999. Mr. McNulty reassumed the President position in December 2004 through July 2007. From 1997 until joining us, he served as Senior Vice President of Sales, Services, and Business Development at Genesys Telecommunications Laboratories, a leading independent software company in the computer telephony integration environment. Mr. McNulty was also previously with Intel Corporation, the world’s leading semiconductor manufacturer, where he held a number of positions, including Director of Marketing and Business Development for the Enterprise Server Group, which he launched.

CARY J. DAVIS, age 41, has been a director of Secure Computing since January 2006. Mr. Davis is a Member and Managing Director of Warburg Pincus LLC and a Partner of Warburg Pincus & Co. Mr. Davis joined Warburg Pincus in 1994 and leads the firm’s investments in the software and financial technology sectors.

Prior to joining Warburg Pincus, he was executive assistant to Michael Dell at Dell Computer and a consultant at McKinsey & Company. Mr. Davis is also a director of NYFIX, Inc., and several private companies.

ROBERT J. FRANKENBERG, age 61, has been a director of Secure Computing since December 1996. Mr. Frankenberg is the President and Founder of Net Ventures, a management consulting firm. From January 1999 to June 2006, Mr. Frankenberg chaired the board of Kinzan, Inc. Prior to Kinzan, Mr. Frankenberg was the chairman and CEO of Encanto Networks. From April 1994 to August 1996, he was President, Chief Executive Officer, and a director of Novell, Inc. Mr. Frankenberg was also Chairman of the Board of Novell, Inc. from August 1994 to August 1996. From June 1969 to April 1994, Mr. Frankenberg held various development, marketing, and general management positions at Hewlett Packard, including his last assignment from January 1991 to April 1994 as the Personal Information Products Group VP and General Manager. Mr. Frankenberg currently serves as a director on the boards of Nuance Communications and National Semiconductor Corporation.

JAMES F. JORDAN, age 68, has been a director of Secure Computing since May 2000. Mr. Jordan has been a private investor since 1995. Mr. Jordan has served as CEO and President of Kalpana and Telebit. Prior to that he was Executive Vice President of Ungermann-Bass.

STEPHEN M. PURICELLI, age 55, has been a director of Secure Computing since February 1990. Mr. Puricelli has been a private investor since 2001. In 2006 Mr. Puricelli became a Managing Partner of the General Partner of the CP Secured Growth Fund, a blended investment partnership investing half its assets in early stage companies and half its assets in senior life settlements. Prior to that he was a General Partner of Costine Associates, L.P., which is the general partner of Corporate Venture Partners, since its inception in April 1988. Corporate Venture Partners was a venture capital fund headquartered in Ithaca, New York.

ERIC P. RUNDQUIST, age 61, has been a director of Secure Computing since August 1996 and prior to its acquisition by us was a director of Enigma Logic, Inc. from 1994 to August 1996. Mr. Rundquist is the former President and Chief Executive Officer of Eric Thomas, Inc., a firm that assists medium to large corporations in managing their federal and state income, sales and property tax matters.

RICHARD L. SCOTT, age 55, has been a director of Secure Computing since January 2006, and prior to its acquisition by us was a director of CyberGuard Corporation from April 2004 to January 2006 and from February 2001 through March 2003. Mr. Scott is currently the Chairman and Chief Executive Officer of Richard L. Scott Investments, LLC, a private investment company, where he has served since July 1997. Mr. Scott was the founder, Chairman and Chief Executive Officer of Columbia/HCA Healthcare Corporation, now called HCA, Inc.

None of the directors are related to any other director or to any executive officer.

CORPORATE GOVERNANCE OF THE COMPANY

Meetings of the Board of Directors and Committees of the Board

Members of the Board of Directors are kept informed regarding the Company’s business through discussions with the Chairman and Chief Executive Officer, the President, the Chief Financial Officer, and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

During fiscal 2007, the Board of Directors held ten meetings (including regularly scheduled and special meetings), the Audit Committee met five times, the Compensation Committee met eight times and the Nominating and Corporate Governance Committee met once. Each incumbent director attended 75% or more of the meetings of the Board of Directors and committees, if any, upon which such director served during the period of such director’s service. Certain matters were approved by the Board of Directors by unanimous written consent.

Independent Directors

Under applicable SEC and Nasdaq Stock Market rules, the existence of certain “related party” transactions above certain thresholds between a director and the Company are required to be disclosed and preclude a finding by the Board of Directors that the director is independent. In addition to transactions required to be disclosed under SEC rules, the Board of Directors considered and reviewed certain other relationships in making its independence determinations, including any material relationship which could impair or inhibit—or has the potential to impair or inhibit—a director’s exercise of critical and disinterested judgment on behalf of the Company and its stockholders. The Board of Directors has determined that James Jordan, Robert Frankenberg, Cary Davis, Stephen Puricelli, Richard Scott and Alexander Zakupowsky, Jr. are “independent” under the rules of the Nasdaq Stock Market.

Independent Director Meetings and Presiding Independent Director

The Company’s independent directors meet separately from the other management directors in regularly scheduled executive sessions at least quarterly and at such other times as may be scheduled by the Chairman of the Board or by the presiding independent director or as may be requested by any independent director. The independent directors serving on the Company’s Board of Directors have appointed Robert J. Frankenberg to serve as the Board’s presiding independent director. During 2007, the independent directors held four meetings without management. Mr. Frankenberg presided over all of these meetings.

Business Conduct and Corporate Governance

The Board of Directors has formally adopted the Company’s Business Code of Conduct and Ethics which applies to all of our employees, officers and directors. Our Board of Directors has also formally adopted a separate Code of Ethics for Finance, which applies to our Chief Executive Officer, President, Chief Financial Officer, Vice President of Finance, Controller, and all other financial and accounting employees. Copies of these policies are available on our website at http://www.securecomputing.com.

Committees of the Board of Directors

The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

Audit Committee.    During 2007, our Audit Committee consisted of Messrs. Zakupowsky (Chairman), Rundquist, Scott and Puricelli. The Board of Directors has determined that all members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them meets the eligibility standards for Audit Committee service under the rules of the Nasdaq Stock Market and is able to read and understand fundamental financial statements. The Board of Directors, following a qualitative assessment, has designated Alexander Zakupowsky, Jr. as fulfilling the qualification requirements of an “audit committee financial expert” as required by the regulations of the SEC. The Audit Committee makes recommendations concerning the selection and appointment of an independent registered public accounting firm, reviews the scope and findings of the completed audit, reviews the adequacy and effectiveness of our accounting policies and system of internal accounting controls, and approves all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee’s Report is included on page 42 of this Proxy Statement. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which can be found at http://www.securecomputing.com.

Compensation Committee.    During 2007, our Compensation Committee consisted of Messrs. Jordan (Chairman), Frankenberg and Puricelli. The Board has determined that all members of the Compensation Committee are independent directors under the rules of the Nasdaq Stock Market. The Compensation Committee in general establishes and maintains a competitive, fair and equitable compensation and benefits policy designed to retain personnel. The Committee annually reviews and approves corporate goals and objectives relevant to the total direct compensation (e.g., changes in base salary, and non-equity and equity incentive plan compensation) of the Chief Executive Officer and other executive officers, evaluates their performance against these goals and objectives, and based on its evaluation, sets their total direct compensation. The details of the processes and procedures involved are described in the Compensation Discussion and Analysis beginning on page 23 of this Proxy Statement.

The Committee also sets compensation policy for the other employees, as well as acting upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans. The Compensation Committee also administers our Employee Stock Purchase Plan, our 2002 Stock Incentive Plan, our 2000 Stock Incentive Plan (formerly the 2000 CipherTrust Plan), our N2H2 Stock Plans, and our CyberGuard Stock Plans. The responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, a copy of which can be found at http://www.securecomputing.com.

Nominating and Corporate Governance Committee.    During 2007, our Nominating and Corporate Governance Committee (the “Nominating Committee”) consisted of Messrs. Davis (Chairman), Scott and Rundquist. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors under the rules of the Nasdaq Stock Market. Our Nominating Committee advises and makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors, develops and recommends to the Board of Directors corporate governance guidelines, and provides oversight with respect to corporate governance and ethical conduct. The responsibilities of the Nominating Committee are set forth in the Nominating and Corporate Governance Committee Charter, a copy of which can be found at: http://www.securecomputing.com.

The information below describes the criteria and process that the Nominating Committee uses to evaluate future candidates to the Board of Directors:

Criteria for Nomination to the Board of Directors.    The Nominating Committee will consider the appropriate balance of experience, skills and characteristics required of the Board of Directors, and will seek to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, and that members of the Audit Committee meet the financial literacy requirements under the rules of the Nasdaq Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director will be selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholders Proposals for Nominees.    The Nominating Committee will consider written proposals from stockholders for nominees for director that are submitted in accordance with the procedures described in the Bylaws of the Company and under the caption, “Procedure for Submitting Stockholder Proposals” above.

Process for Identifying and Evaluating Nominees.    The process for identifying and evaluating nominees to the Board of Directors will be initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Nominating Committee deems appropriate, a third-party search firm. These candidates will be evaluated by the Nominating Committee by reviewing the candidates’ biographical information and qualification and checking the candidates’ references, and qualified nominees will be interviewed by at least one member of the Nominating Committee. Serious candidates will meet with all members of the Board, and using the input from such interviews and the information obtained by the Nominating Committee, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that the Board nominate, or elect to fill a vacancy, with one of these final prospective candidates. Candidates recommended by the Nominating Committee will be presented to the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy.

The Nominating Committee expects that a similar process will be used to evaluate nominees recommended by stockholders. However, to date, the Company has not received any stockholder proposals to nominate a director.

Board Nominee for the 2008 Annual Meeting.    The nominee for this Annual Meeting: Alexander Zakupowsky, Jr. was recommended for nomination by the Board of Directors for reelection as a director in January 2008.

Board of Directors’ Evaluation

On an annual basis, the Board of Directors conduct an evaluation of the Chairman of the Board, an evaluation of the Board of Directors, and a self-evaluation of the Board’s performance during the year. The collective ratings and comments of the Directors are compiled and presented by the Chairman of the Board for discussion, for the assessment of progress in the areas targeted for improvement from the previous year, and for the development of recommendations to enhance the Board’s effectiveness over the next year.

Compensation Committee Interlocks and Insider Participation

During 2007, none of our executive officers served on the board of directors or compensation committee of another company that had an executive officer serve on our Board of Directors or our Compensation Committee.

How to Contact the Board of Directors

Interested parties wishing to contact the non-management directors of Secure Computing may do so by sending an email to board@securecomputing.com, or by writing to them at the following address: Corporate Secretary, 55 Almaden Boulevard, Suite 500, San Jose, CA 95113. All emails and letters received by either of these two methods will be categorized and processed by Secure Computing’s corporate secretary, and then forwarded to Secure Computing’s non-management directors.

The Company does not have a policy with regard to directors’ attendance at our annual meetings of stockholders. Mr. McNulty attended our 2007 Annual Meeting of Stockholders.

Director Compensation

On an annual basis each member of the Board of Directors who is not an employee of Secure Computing (an “Outside Director”), following an Annual Meeting of Stockholders, is granted, by virtue of serving as an Outside Director, a restricted stock award for 7,500 shares of our common stock. These restricted stock awards vest and become nonforfeitable 100% after one year. Outside Directors who are elected between Annual Meetings are granted a restricted stock award on terms similar to those awarded at an Annual Meeting of Stockholders, except that the number of shares covered by such award is pro-rated to reflect the number of months that have expired from the date of the prior Annual Meeting. In addition, each Outside Director receives an annual stipend. In 2007, the annual stipend was $35,000. In addition to the above compensation, each outside director chair of the Audit, Compensation or Nominating committees will receive an annual retainer of $5,000, and each outside director committee member will receive an additional $3,000 for serving on a committee. Effective January 2008, on an annual basis the restricted stock award increases to 8,000 shares of common stock, with the annual stipend increasing to $37,500.

Vote Required

A plurality of votes duly cast at the Annual Meeting will be required to elect each director.

The Board of Directors recommends a vote “For” the election of the nominee for the director named above.

PROPOSAL TWO

AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN

Proposed Stockholder Action

In June 2002, our Board of Directors adopted the 2002 Stock Option Plan, which was amended and restated as the 2002 Stock Incentive Plan in January 2006 (the “2002 Stock Plan”). As described below, in January, 2008 the Board of Directors, subject to stockholder approval, approved an amendment to the 2002 Stock Plan to increase by 1,500,000 (from 8,500,000 to 10,000,000) the number of shares of common stock available for issuance under the 2002 Stock Plan. A copy of the 2002 Stock Plan, as proposed to be amended, is attached as Appendix A to this Proxy. The purpose of this amendment is to ensure that we have the flexibility to meet our foreseeable future needs for awards to be granted under the 2002 Stock Plan. The stockholders are being asked to approve the additional 1,500,000 shares proposed to be available for future grants under the plan.

Background on Proposal to Increase Number of Shares Available for Grant

As of March 25, 2008, an aggregate of 3,254,642 shares had been issued under the 2002 Stock Plan, including 2,342,767 shares subject to unvested restricted stock awards, and options to purchase 4,055,270 shares were outstanding under the 2002 Stock Plan, leaving 1,190, 088 shares available for stock option or stock award grants under the 2002 Stock Plan. Options outstanding at March 25, 2008 have per share exercise prices ranging from $2.99 to $14.88 or a weighted average per share exercise price of $8.89, and expire 10 years from the date of grant of the option (unless exercised prior to that time). All employees, consultants and directors of Secure Computing are currently eligible to participate in the 2002 Stock Plan. If stockholders approve the amendment to the 2002 Stock Plan, an aggregate of 2,690,088 shares of common stock would be available for future stock option grants and restricted stock awards under the 2002 Stock Plan (approximately 3.8% of the outstanding common stock of Secure Computing as of March 25, 2008). If the stockholders do not approve the amendment, then the plan will not be amended at this time.

As of March 25, 2008, the total number of options outstanding under all of Secure Computing’s stock plans, including those in the 2002 Stock Plan, were 12,321,164 and the total number of unvested restricted shares outstanding were 2,858,759. Secure Computing has 2,858,189 shares available for future grant from all its plans. Options outstanding at March 25, 2007 under all of Secure Computing’s stock plans have per share exercise prices ranging from $0.16 to $241.16 or a weighted average per share exercise price of $9.11, and a weighted average remaining contractual life of 5.4 years (unless exercised or cancelled prior to that time).

Description of the 2002 Stock Plan

The following description of the 2002 Stock Plan is only a summary and is qualified by reference to the complete text of the 2002 Stock Plan.

Purpose

The purpose of the 2002 Stock Plan is to motivate and retain key personnel to produce a superior return to our stockholders by offering such personnel an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate financial performance. As an Internet security software company, competition to attract and retain employees with our competitors is intense. Therefore, competitive compensation arrangements including maintaining an adequate pool of stock options and stock awards to attract and retain employees and directors is essential for our success. Under the 2002 Stock Plan Secure Computing may grant stock options, restricted stock, restricted stock units, stock appreciation rights and other similar types of stock awards pursuant to which the recipient is not required to make any payment to Secure Computing upon issuance of the shares underlying the stock award, such as phantom stock rights.

Administration

The Compensation Committee of the Board of Directors currently serves as the committee that administers the 2002 Stock Plan, of which all three members are “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the provisions of the 2002 Stock Plan, the committee has the power to make awards under the 2002 Stock Plan, to determine when and to whom awards will be granted and to determine the terms of individual awards, including the number of shares subject to awards, the exercise or purchase price, if any, of awards and the time or times when awards may vest, be exercised or settled or become nonforfeitable. The committee has the authority to interpret the 2002 Stock Plan and any award or agreement made under the 2002 Stock Plan, and to make all other determinations necessary or advisable for the administration of the 2002 Stock Plan. To the extent permitted by applicable laws, the committee may delegate all or part of its responsibilities under the 2002 Stock Plan to any employee.

Number of Shares and Eligibility

The total number of shares of our common stock reserved for issuance under the 2002 Stock Plan is presently 8,500,000 (10,000,000 as the 2002 Stock Plan is proposed to be amended), subject to adjustment for future stock splits, stock dividends, and similar changes in capitalization. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with awards granted to such persons, the 2002 Stock Plan provides that no participant may presently receive, in any one fiscal year, any combination of stock options and stock awards relating to more than 750,000 shares of common stock in the aggregate under the 2002 Stock Plan (the “162(m) Share Limit”).

Shares that are subject to awards that expire or become unexercisable without having been exercised in full or without the shares subject thereto having been issued in full will continue to be available for issuance under the 2002 Stock Plan. Shares that are not delivered to a holder in consideration for payment of applicable tax withholding will continue to be available for issuance under the 2002 Stock Plan. Shares that are actually issued under the 2002 Stock Plan even if forfeited or repurchased by Secure Computing will not become available for re-grant under the 2002 Stock Plan.

All of our employees, consultants and directors and all employees, consultants and directors of our affiliates are eligible to receive awards under the 2002 Stock Plan at the discretion of the committee. Incentive stock options may only be granted to employees of us or our affiliates. Nonstatutory options and stock awards may be awarded by the committee to employees and individuals who are not employees but who provide services to us or our affiliates in the capacity of an independent contractor. As of March 25, 2008, there are approximately 960 employees and consultants and six non-employee directors eligible to receive awards under the 2002 Stock Plan.

The 2002 Stock Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. Such agreements are subject to amendment, including unilateral amendments by us (with the approval of the committee) unless such amendments are deemed by the committee to be materially adverse to the recipient or consent is required as a matter of law.

Transferability

During the lifetime of a participant to whom an award is granted, only such participant (or such participant’s legal representative) may exercise the award. No award may be sold, assigned, exchanged or otherwise transferred, other than by will or by the laws of descent and distribution or to a designated beneficiary upon death. Notwithstanding the foregoing, a nonstatutory option may be transferred by gift to immediate family members of the participant or to a trust in which nonstatutory options are to be passed to a beneficiary of the participant upon the death of a participant or pursuant to a qualified domestic relations order as defined in the Code.

Type of Awards

Stock Options

Options may be granted to recipients at such exercise prices as the committee may determine; provided that the exercise price of an option may not be less than 50% of the fair market value of the shares of common stock subject to the option as of the date the option is granted. The fair market value of our common stock is the closing price for the shares as quoted on the Nasdaq Stock Market as of the applicable date. As of March 25, 2008, the closing price of our common stock was $7.62 per share. Secure Computing may not reprice or otherwise reduce the exercise price of outstanding options granted under the 2002 Stock Plan (other than in connection with certain corporate transactions such as stock splits, stock dividends or similar transactions) without the approval of Secure Computing’s stockholders. Stock options may be granted and exercised at such times as the committee may determine, except that, unless applicable federal tax laws are modified, (1) no incentive stock option may be granted with an exercise price of less than the fair market value of the shares of common stock subject to the option, (2) no incentive stock option may be granted more than 10 years after the effective date of the 2002 Stock Plan, (3) an incentive and nonstatutory stock option shall not be exercisable more than 10 years after the date of grant, (4) the aggregate fair market value of the shares of our common stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 (measured as of the date of the grant) under the 2002 Stock Plan or any other plan and (5) no option intended as “qualified incentive-based compensation” within the meaning of Section 162(m) of the Code may have an exercise price less than fair market value of the shares of common stock subject to the option on the date of grant of the option. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of Secure Computing stock.

The purchase price payable upon exercise of options may be payable by cash, check, wire transfer, cancellation of indebtedness or by delivering stock already owned by the participant (where the fair market value of the shares of common stock withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of such methods of consideration, unless otherwise provided in the applicable award agreement. To the extent permitted by law, a participant may simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price.

Generally, unless otherwise provided in the option agreement, if an optionee’s services to Secure Computing as an employee, consultant or director terminate other than for death or disability or for cause, vested options will remain exercisable for a period of three months following the optionee’s termination, or if earlier, until the expiration of the term of the option. If an optionee’s services to Secure Computing as an employee, consultant or director terminate for cause (as defined in the 2002 Stock Plan), all options will immediately terminate as of the date of termination. Unless otherwise provided for in the option agreement, if an optionee becomes disabled or dies while an employee, consultant or director of Secure Computing, vested options will remain exercisable for a period of one year following the optionee’s death or disability, or if earlier, until the expiration of the term of the option.

Stock Awards

Stock awards may be stock grants, stock units, stock appreciation rights or other similar stock awards (including stock awards having an exercise or purchase price that is less than the fair market value of the common stock as of the date of grant of the award, such as phantom stock rights). Stock grants are awards of a specific number of shares of our common stock. Stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. Stock appreciation rights are rights to receive cash and/or shares of our common stock based on a change in the fair market value of a specific number of shares of our common stock. Each stock award is evidenced by a stock award agreement between Secure Computing and the participant. The 2002 Stock Plan allows the committee broad discretion to determine the terms of individual awards, including the number of shares that a participant will be entitled to purchase or receive and the price (if any) to be paid by the recipient in connection with the issuance of the shares. Each stock award agreement will contain provisions regarding (1) the number of shares subject to a stock award or a formula for determining the number, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the qualifying performance criteria, if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (4) the terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the committee, (5) restrictions on the transferability of the stock award, and (6) such further terms and conditions, in each case not inconsistent with the 2002 Stock Plan, as may be determined from time to time by the committee. Shares may be granted under the 2002 Stock Plan as stock awards without requiring the participant to pay Secure Computing an amount equal to the fair market value of Secure Computing common stock as of the award grant date in order to acquire the award shares. Secure Computing may make the issuance or vesting of stock awards contingent on the attainment of performance objectives in order for them to qualify as performance-based compensation under Section 162(m) of the Code.

Acceleration Of Awards, Lapse Of Restrictions

The committee may accelerate vesting requirements and the expiration of the applicable term or restrictions upon such terms and conditions as are set forth in the participant’s award agreement, or otherwise in the committee’s discretion, which may include, without limitation, acceleration resulting from a change in control, fundamental change, a recapitalization, a change in our accounting practices, a change in the participant’s title or employment responsibilities, or the participant’s death, disability or retirement.

Duration, Adjustments, Modifications, Termination

The 2002 Stock Plan will remain in effect until all stock subject to it is distributed or all awards have expired or lapsed, whichever occurs later, or the 2002 Stock Plan is terminated as described below.

In the event of a recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination, spin-off or other similar change to the capital structure of Secure Computing (not including a fundamental transaction or event (as such terms are defined in the 2002 Stock Plan)), proportionate adjustments shall be made to the number and type of shares of common stock available for awards, the number and type of awards that may be granted to any individual, including the 162(m) Share Limit, the number and type of shares of common stock subject to outstanding awards and the exercise, purchase or repurchase price of outstanding awards.

Under the 2002 Stock Plan, upon the occurrence of a merger or other fundamental change or event (as such terms are defined in the 2002 Stock Plan), the committee administering the 2002 Stock Plan may provide for the assumption or substitution of outstanding awards, accelerate the vesting and termination of restrictions on outstanding awards, cancel outstanding awards in exchange for cash payments to the recipients and arrange for any repurchase rights with respect to outstanding award shares to apply to substituted shares or terminate repurchase rights on outstanding award shares.

The 2002 Stock Plan also gives the Board of Directors the right to terminate, suspend or amend the 2002 Stock Plan, except that amendments to the 2002 Stock Plan are subject to stockholder approval if needed to comply with Exchange Act Rule 16b-3, the incentive stock option provisions of the Code, their successor provisions, or any other applicable law or regulation. In addition, no amendment may be made that would reduce the exercise price of outstanding options without the consent of the stockholders.

Summary of Federal Tax Considerations

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR AWARDS OF RESTRICTED STOCK UNDER THE 2002 STOCK PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OF THE GRANT OF RESTRICTED STOCK.

Incentive Stock Options

The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that alternative minimum tax income exceeds “regular” federal income tax for the year (computed without regard to certain credits and special taxes).

If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If the holding periods are not satisfied (referred to as a “disqualifying disposition”), then: (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. Secure Computing is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m)).

Non-Statutory Stock Options

An optionee does not recognize any taxable income at the time a nonstatutory stock option is granted. Upon the exercise of a nonstatutory option with respect to vested shares, the optionee has taxable ordinary income (and unless limited by Section 162(m) of the Code, Secure Computing is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Any taxable income recognized in connection with an option exercise by an employee of Secure Computing is subject to tax withholding by Secure Computing. Upon a disposition of stock acquired upon exercise of a nonstatutory option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long the stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. If Secure Computing allows nonstatutory options to be transferred subject to conditions and restrictions imposed by the committee the optionee shall remain responsible for any income taxes on exercise of the transferred option.

In the case of both incentive stock options and nonstatutory options, special federal income tax rules apply if Secure Computing common stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Restricted Stock Awards

Shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to Secure Computing and are nontransferable. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by Secure Computing. Unless limited by Section 162(m) of the Code, Secure Computing is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Restricted Stock Units

Subject to compliance with Section 409A, the holder of restricted stock units is not subject to income tax until the receipt of shares underlying the award. Dividend equivalents, if any, on shares represented by restricted stock units will be treated as compensation income and will be subject to rules regarding ordinary income tax and employment tax. Restricted stock units and dividend equivalents may be subject to Section 409A as nonqualified deferred compensation depending upon the time of payment. The company will generally be entitled to a tax deduction for compensation expenses when a recipient recognizes ordinary income subject to Section 162(m) limitations. Upon the sale of shares received under a restricted stock unit, the holder will recognize a capital gain or loss equal to the difference between the amount realized on the sale and the fair market value of the shares previously taken into account as compensation income.

Section 409A Limitations

The American Jobs Creation Act of 2004 added Section 409A to the Code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer, if any, and for timing of payouts. There are significant penalties placed on the individual participant for failure to comply with Section 409A. However, it does not impact Secure Computing’s ability to deduct deferred compensation.

Section 409A does not apply to incentive stock options, nonstatutory stock options that have an exercise price that is at least equal to the grant date fair market value and restricted stock provided there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the exercise price is not less than the fair market value of the underlying stock on the date of grant and no features defer the recognition of income beyond the exercise date.

Section 409A may apply to restricted stock units depending upon the time of payment. Grants that provide for stock to be issued immediately after vesting will be exempt from Section 409A. On the other hand, grants that provide for stock to be distributed after March 15th of the year after vesting will be subject to the rules governing nonqualified deferred compensation under Section 409A.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF MAJOR INCOME TAX CONSEQUENCES TO PARTICIPANTS AND SECURE COMPUTING OF THE GRANT AND EXERCISE OF OPTIONS AND STOCK AWARDS UNDER THE 2002 STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S OR CONSULTANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

Section 162(m) Limitations

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to certain executive officers (our chief executive officer and our other four most highly compensated officers, other than the chief financial officer). Certain performance-based compensation is specifically exempt from this deduction limit if it otherwise meets the requirements of Section 162(m) of the Code. Stock options and other stock awards pursuant to which the recipient’s compensation is based solely on the appreciation of the value of the underlying shares from the date of grant until the date of the income recognition event may qualify as performance-based compensation if the company satisfies certain requirements in connection with the plan under which the awards are granted. Specifically, the plan must be stockholder-approved and must contain a limit on the number of shares that may be granted to any one individual under the plan during a specified period. Accordingly, the 2002 Stock Plan provides that no employee may be granted more than 750,000 shares subject to stock options and stock awards in any fiscal year.

Additional requirements may be required on other forms of compensation, such as stock awards, in order for them to qualify as performance-based compensation, including a requirement that payment of the value of the awards be contingent upon achievement of performance goals that are established in a manner specified under Section 162(m) of the Code. The 2002 Stock Plan permits Secure Computing to issue awards incorporating performance objectives and provides that these performance objectives called “qualifying performance criteria” may be based upon: (1) cash flow, (2) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (3) earnings per share, (4) growth in earnings or earnings per share; (5) stock price, (6) return on equity or average stockholders’ equity, (7) total stockholder return, (8) return on capital, (9) return on assets or net assets, (10) return on investment, (11) revenue, (12) income or net income, (13) operating income or net operating income, (14) operating profit or net operating profit, (15) operating margin, (16) return on operating revenue, (17) market share, (18) contract awards or backlog, (19) overhead or other expense reduction, (20) growth in stockholder value relative to the moving average of the S&P 500 Index or Secure Computing’s peer group index, (21) credit rating, (22) strategic plan development and implementation, (23) improvement in workforce diversity, and (24) such other similar criteria as may be determined by the administrator.

To the extent that the administrator determines that an award will be granted subject to Qualifying Performance Criteria, such criteria will be specified with respect to a particular award by our compensation committee in a manner designed to comply with Section 162(m). These criteria may be applied to Secure Computing as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator in the award agreement. The Compensation Committee may, but is not required to, qualify awards under the 2002 Stock Plan as performance-based compensation for purposes of Section 162(m).

Withholding

The 2002 Stock Plan permits us to withhold from exercises or stock issuances an amount sufficient to cover any required withholding taxes. If permitted by the committee, in lieu of cash, a participant may elect to cover withholding obligations through a reduction in the number of shares of common stock to be delivered to such participant or by delivery of shares of common stock already owned by the participant.

Accounting Treatment

Secure Computing recognizes compensation expense on equity awards under the 2002 Stock Plan under SFAS 123(R). In general, the amount to be recognized as an expense over the requisite employee service period (usually the vesting period) equals the fair value of the award on the grant date. The fair value of an option will be based on the number of shares subject to the option and is determined using a Black-Scholes valuation model.

Plan Benefits

The number of stock options and stock awards that an employee, director and consultant may receive under the 2002 Stock Plan is in the discretion of the Compensation Committee and therefore cannot be determined in advance. As of the date of this Proxy Statement, there has been no determination by the Compensation Committee with respect to future stock options and stock awards under the 2002 Stock Plan.

The following table shows the number of shares of common stock subject to restricted stock awards and stock option awards granted to the named executive officers and named groups under the 2002 Stock Plan during the fiscal year ended December 31, 2007:

Name and Position	Number of Shares(1)	Number of Options(2)
John McNulty, Chairman and Chief Executive Officer	61,000	—
Timothy Steinkopf, Senior Vice President of Operations, Chief Financial Officer	36,000	—
Vince Schiavo, Former Senior Vice President, Worldwide Sales	32,000	—
Michael Gallagher, Senior Vice President, Product Development	32,000	—
Mary Budge, Senior Vice President, Secretary and General Counsel	32,000	—
Jay Chaudhry, Former Chief Strategy Officer	43,000	—
Executive Group	945,750	65,000
Outside Director Group	45,000	—
Non-Executive Officer Employee Group	858,441	874,950

(1)	All restricted stock awards were issued with no purchase price.
(2)	All stock options granted at fair market value as of the date of grant.

Vote Required And Recommendation

At the Annual Meeting, the stockholders are being asked to approve the addition of 1,500,000 shares available for grant under the 2002 Stock Plan. The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting will be required to approve the adoption of the this proposal.

THE SECURE COMPUTING BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 2002 STOCK PLAN DESCRIBED ABOVE BY 1,500,000.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

Proposed Amendment Requiring Stockholder Approval

In March, 1996 our Board of Directors adopted the Employee Stock Purchase Plan, which was amended and restated in October, 2007 (the “Purchase Plan”). The Board of Directors, subject to approval by the stockholders, has approved (i) an amendment to the Purchase Plan to increase by 1,000,000 (from 2,700,000 to 3,700,000) the number of shares of common stock available for issuance under the Purchase Plan, (ii) an amendment to the Purchase Plan relating to which employees may participate in the Purchase Plan and (iii) certain other clarifying and administrative changes. A copy of the Purchase Plan is attached as Appendix B to this Proxy. The purpose of this amendment is to ensure that we have flexibility to offer our employees a convenient way to purchase shares of our common stock at a discounted price under the Purchase Plan in the future. The stockholders are being asked to approve the amendment to increase the number of shares of common stock available for issuance under the Purchase Plan by 1,000,000 shares. In addition, the stockholders are being asked to approve a change to the definition of “Eligible Employee” under the Purchase Plan that would allow employees who have been employed for at least one consecutive month prior to the commencement of the applicable “Offering Period” (as such term is defined in the Purchase Plan) to participate in the Purchase Plan. Prior to its amendment by the Board of Directors, the Purchase Plan required employees to have been employed for at least six months in order to be able to participate in the Purchase Plan. Furthermore, the stockholders are being asked to approve a change to the definition of “Eligible Employee” under the Purchase Plan so as to disqualify any employee from participating in the Purchase Plan who owns stock or options to purchase stock possessing 5% or more of the total combined voting power or value of classes of stock of the Company. Prior to its amendment by the Board of Directors, the Purchase Plan only disqualified employees who owned stock in excess of such 5% threshold. Finally, stockholders are being asked to approve certain other clarifying and administrative changes to the Purchase Plan as set forth in the copy of the Purchase Plan attached as Appendix B to this Proxy. The foregoing description of the proposed amendments to the Purchase Plan is qualified by reference to the complete text of the Purchase Plan attached as Appendix B to this Proxy.

As of March 25, 2008, an aggregate of 2,311,500 shares had been issued pursuant to the Purchase Plan. As of the same date, an aggregate of 388,500 shares were available for issuance under the Purchase Plan.

If the stockholders approve the amendment to the Purchase Plan, an additional 1,000,000 shares of our common stock will be available for issuance under the Purchase Plan. If the stockholders do not approve the amendment to the Purchase Plan, then the Purchase Plan will not be amended and the number of shares available for issuance under the Purchase Plan will not increase. In addition, if the stockholders do not approve the amendment to the Purchase Plan, neither the proposed changes to the definition of “Eligible Employee” nor the other clarifying and administrative changes set forth in the Purchase Plan attached as Appendix B to this Proxy will be made.

Description Of Employee Stock Purchase Plan

Purpose

The Purchase Plan was approved by the Board of Directors on March 15, 1996, and by the stockholders on May 1, 1996. The Purchase Plan was amended and restated effective October 23, 2007. The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for our continued success. As an Internet security software company, competition to attract and retain employees with our competitors is intense. The Purchase Plan is an employee stock purchase plan under Section 423(b) of the Code.

Administration

The Purchase Plan is administered by a committee of three or more directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee of the Board of Directors has been designated as the committee to administer the Purchase Plan, of which all three members are “non-employee directors” and “outside directors” for purposes of Section 162(m) of the Code. Subject to the provisions of the Purchase Plan, the committee is authorized to determine any questions arising in the administration, interpretation and application of the Purchase Plan, and to make such uniform rules as may be necessary to carry out its provisions.

Eligibility And Number Of Shares

Up to 2,700,000 (3,700,000 as the Purchase Plan is proposed to be amended) shares of our common stock are currently available for issuance under the Purchase Plan, subject to appropriate adjustments by the committee in the event of certain changes in the outstanding shares of common stock by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions. Shares of common stock delivered pursuant to the Purchase Plan may be newly issued shares or treasury shares previously acquired by us.

Any of our employees or, subject to approval by the Board of Directors, any of our subsidiaries’ employees are eligible to participate in the Purchase Plan for any Offering Period (as defined below), so long as on the first date of such Offering Period the employee is customarily employed at least 20 hours per week. Offering Period means each quarter of our fiscal year.

Any eligible employee may elect to become a participant in the Purchase Plan for any Offering Period by filing an enrollment form in advance of the Offering Period to which it relates. The enrollment form will authorize payroll deductions beginning with the first payday in such Offering Period and continuing until the employee modifies his or her authorization, withdraws from the Purchase Plan or ceases to be eligible to participate.

No employee may participate in the Purchase Plan if such employee would be deemed for purposes of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of our stock.

We currently have approximately 954 employees who are eligible to participate in the Purchase Plan.

Participation

An eligible employee who elects to participate in the Purchase Plan authorizes us to make payroll deductions of a specified whole percentage from 1% to 10% of the employee’s gross cash compensation as defined in the Purchase Plan. A participant may, at any time during a Offering Period, direct us to increase or decrease the amount of deductions (within those limits) or make no further deductions, as set forth in greater detail in the Purchase Plan. A participant may also elect to withdraw from the Purchase Plan at any time before the end of a Offering Period. In the event of a withdrawal, all future payroll deductions will cease and the amounts withheld will be paid to the participant in cash within 15 days. Any participant who stops payroll deductions may not thereafter resume payroll deductions for that Offering Period, and any participant who withdraws from the Purchase Plan will not be eligible to reenter the Purchase Plan until the next succeeding Offering Period that commences within three months after the end of the Offering Period from which the participant withdrew.

Amounts withheld under the Purchase Plan are held by us as part of its general assets until the end of the Offering Period and then applied to the purchase of our common stock as described below. No interest is credited to a participant for amounts withheld.

Purchase of Shares

Amounts withheld for a participant in the Purchase Plan are used to purchase our common stock as of the last day of the Offering Period at a price equal to the 85% of the lesser of the Fair Market Value (as defined in the Purchase Plan) of a share of common stock on either the first or last day of the Offering Period. All amounts withheld are used to purchase the number of shares of common stock (including fractional shares) that can be purchased with such amount, unless the participant has properly notified us that he or she elects to purchase a lesser number of shares of common stock or to receive the entire amount in cash.

If purchases by all participants would exceed the number of shares of common stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of such available shares of common stock. Any amount not used to purchase shares of common stock will be refunded to the participant in cash.

Shares of common stock acquired by each participant are held in a general account maintained for the benefit of all participants. Certificates for the number of whole shares of common stock purchased by a participant are issued and delivered to him or her only upon the request of such participant or his or her representative. No certificates for fractional shares are issued and participants will instead receive cash representing any fractional shares. Dividends with respect to a participant’s shares of common stock held in the general account will, at the election of the participant, either be paid to the participant in cash or reinvested in additional shares of our common stock. If a participant fails to make such an election, all dividends with respect to the participant’s shares of common stock held in the general account are automatically reinvested to purchase additional shares of our common stock. Each participant is entitled to vote all shares of common stock held for the benefit of such participant in the general account.

No more than $25,000 in Fair Market Value (determined on the first day of the respective Offering Periods) of shares of our common stock may be purchased under the Purchase Plan and all other employee stock purchase plans, if any, of our company and any of our subsidiaries by any participant for each calendar year.

Death, Disability, Retirement Or Other Termination Of Employment

If the employment of a participant is terminated for any reason, including death, disability or retirement, the amounts previously withheld are applied to the purchase of shares of common stock as of the last day of the Offering Period in which the participant’s employment terminated, unless the participant has properly notified us prior to the last day of such Offering Period that he or she elects to receive a refund of all amounts previously withheld.

Rights Not Transferable

The rights of a participant under the Purchase Plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the Purchase Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

Amendment Or Modification

The Board of Directors may at any time amend the Purchase Plan in any respect which shall not adversely affect the rights of participants pursuant to shares of common stock previously acquired under the Purchase Plan, provided that approval by our stockholders is required to (i) increase the number of shares of common stock to be reserved under the Purchase Plan (except for adjustments by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions), (ii) decrease the minimum purchase price, (iii) withdraw the administration of the Purchase Plan from the Committee, or (iv) change the definition of employees eligible to participate in the Purchase Plan.

Termination

All rights of participants in any offering under the Purchase Plan will terminate at the earlier of (i) the day that participants become entitled to purchase a number of shares of common stock equal to or greater than the number of shares of common stock remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30-days’ notice has been given to all participants. Upon termination of the Purchase Plan, shares of common stock will be issued to participants in accordance with the terms of the Purchase Plan, and cash, if any, previously withheld and not used to purchase common stock will be refunded to the participants, as if the Purchase Plan were terminated at the end of a Offering Period.

Summary of Federal Tax Considerations

We have been advised by our counsel that issuances under the Purchase Plan generally will result in the following federal income and employment tax consequences.

Payroll deductions under the Purchase Plan are made after taxes. Participants do not recognize any additional income as a result of participation in the Purchase Plan until the sale or other disposition of shares of common stock acquired under the Purchase Plan or the death of the participant. Participants who hold their shares of common stock for more than 21 months after the end of a three month Offering Period or die while holding their shares of common stock recognize ordinary income in the year of disposition or death equal to the lesser of (i) the actual gain (i.e, the amount by which the market value of the stock on the disposition exceeds the purchase price) or (ii) the purchase price discount. For this purpose, the “purchase price discount” is always determined using the stock market value at the beginning of the Offering Period. All additional gain on the sale of stock is treated as long term capital gains. If the shares are sold and the sales price is less than the purchase price, there is no ordinary income, and the employee has long-term capital loss equal to the difference between the sales price and the purchase price. If the 21-month holding period has been satisfied when the participant sells the shares of common stock or if the participant dies while holding the shares of common stock, we are not entitled to any deduction in connection with the disposition of such shares by the participant.

Participants who sell or otherwise dispose of their shares of common stock within 21 months after the shares of common stock were purchased (a “disqualifying disposition”) are considered to have realized ordinary income in the year of sale or disposition in an amount equal to the excess of the fair market value of the shares of common stock on the date they were purchased by the participant over the purchase price paid by the participant (i.e., the spread at purchase). This amount is considered ordinary compensation income in the year of sale or other disposition even if there is no actual gain on the sale or other disposition. If such dispositions occur, we generally are entitled to a deduction (subject to Section 162(m) limitations) at the same time and in the same amount as the participants who make disqualifying dispositions provided that we comply with applicable tax reporting requirements.

Participants have a basis in their shares of common stock equal to the purchase price of their shares of common stock plus any amount that must be treated as ordinary income at the time of disposition of the shares of common stock, as explained above. Any additional gain or loss realized on the disposition of shares of common stock acquired under the Purchase Plan is treated as capital gain or loss.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF MAJOR INCOME TAX CONSEQUENCES TO PARTICIPANTS AND SECURE COMPUTING OF THE ISSUANCE OF COMMON STOCK UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

Plan Benefits

The table below shows, as to each of the Company’s executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of the proxy and the various indicated groups, the number of shares of common stock purchased under the Purchase Plan during fiscal year 2007, together with the weighted average purchase price per share.

Employee Stock Purchase Plan Transactions

Name and Position	Number of Purchased Shares	Weighted Average Purchase Price
John McNulty, Chairman, President and Chief Executive Officer	0	$0
Vince Schiavo, Former Sr. Vice President World Wide Sales	3,726	5.70
Timothy Steinkopf, Senior Vice President and Chief Financial Officer	0	0
Atri Chatterjee, Senior Vice President Marketing	0	0
Michael Gallagher, Senior Vice President Market Development	0	0
Mary Budge, Senior Vice President, Secretary and General Counsel	0	0
Jay Chaudhry, Former Chief Strategy Officer	0	0
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	11,064	6.49

Vote Required and Recommendation

At the Annual Meeting, the stockholders are being asked to approve the amendment to the Purchase Plan. The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting will be required to approve the amendment to increase the number of shares of common stock available for issuance under the Purchase Plan by 1,000,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR PURCHASE UNDER THE EMPLOYEE STOCK PURCHASE PLAN BY 1,000,000, TO CHANGE THE DEFINITION OF WHICH EMPLOYEES MAY BE ELIGIBLE TO PARTICIPATE IN THE EMPLOYEE STOCK PURCHASE PLAN AND TO MAKE CERTAIN OTHER CLARIFYING AND ADMINISTRATIVE CHANGES AS SET FORTH IN PROPOSAL THREE.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

On the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2008 and recommends that the stockholders vote for ratification of such appointment.

Ernst & Young LLP has audited our financial statements since 1991. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

Vote Required

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the votes entitled to vote at the Annual Meeting. In the event that the stockholders do not approve the selection of Ernst & Young LLP, the Board of Directors will reevaluate its selection.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. While this compensation discussion focuses on information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, we have also included information related to changes in material elements for the fiscal year 2008.

The principal elements of our executive compensation program are base salary, quarterly cash bonus incentives, long-term equity incentives in the form of stock options and/or restricted stock, other benefits, post-termination severance and and/or a change in control benefits. Our other benefits consist of health and welfare insurance benefits and a qualified 401(k) savings plan with a Company matching contribution. Our philosophy is to position the aggregate of these elements at a level that is commensurate with our size and sustained performance, and competitive among our industry peer group.

Compensation Program Philosophy and Objectives

In General.    Our compensation program is designed to inspire, motivate and reward executives responsible for attaining the financial and strategic objectives essential to our long-term success and continued growth in stockholder value. The compensation program has been designed to provide a competitive level of total compensation and offers incentive opportunities directly linked to our performance and stockholder return. The underlying program premise is that it is in the best interests of the stockholders to reward executives when our performance objectives are achieved and to provide significantly less compensation when these objectives are not met. Therefore, a significant portion of executive compensation is comprised of “at risk” incentives. Thus, the key objectives of the compensation program are as follows:

•	Provide a strong, direct link between our financial and strategic goals and executive compensation.

•	Align the financial interests of executives with those of the stockholders through equity-based plans.

•	Inspire and motivate executives to achieve operating goals through an emphasis on performance-based compensation.

•	Provide competitive total compensation that recognizes individual performance and that can attract and retain high caliber key executives critical to our long-term success.

Generally, the compensation of our executive officers is composed of a base salary, quarterly incentive cash compensation awards and equity awards in the form of restricted stock awards. To maintain a competitive level of total executive compensation, the Compensation Committee annually reviews market compensation levels for executive officers at similarly positioned companies within our industry.

Competitive Market.    We define our competitive market for executive talent to be predominately the technology or technology-related sectors. With the assistance of Human Resources and periodically external compensation consultants, management collects and presents to the Compensation Committee competitive data for the Section 16(b) officers from a list of competitor companies as well as data for executive officers from published surveys including the 2007 Radford Executive Compensation Report, Towers Perrin’s 2007 Compensation DataBank and Watson Wyatt’s 2007/2008 Compensation Reports. These analyses illustrate the competitive landscape on the mix of compensation elements and overall compensation delivery levels. From this information, the Compensation Committee considers appropriate decisions relative to our compensation philosophy and objectives. Consultants from Towers Perrin were engaged in 2007 to assist in the competitive analysis and review. In addition to the competitive data supplied by the aforementioned surveys, a specific list of comparative companies was emphasized including the following:

• ActivIdentity Inc.	• Novatel Wireless Inc.
• Blue Coat Systems, Inc.	• Packeteer Inc.
• Digi International, Inc.	• SonicWALL Inc.
• Digital River, Inc.	• Sourcefire, Inc.
• Entrust, Inc.	• Tumbleweed Communications Corporation
• Juniper Networks Inc.	• VASCO Data Security International Inc.
• Key Tronic Corporation	• Websense Inc.
• Mercury Computer Systems Inc.

The Company’s intent is threefold: (1) to benchmark executive compensation against market data from companies similar to ours in size and revenue; (2) to retain high performing executives; and (3) to reward outstanding performance.

Compensation Elements

Base Salary.    We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. We provide this opportunity to attract and retain an appropriate caliber of talent for each position, and to provide a base salary that is not subject to performance risk. In determining appropriate salary levels, consideration is given to:

(1) individual performance;

(2) level of responsibility, breadth/scope, and complexity of the position;

(3) internal equity; and

(4) salary levels for comparable positions at peer companies.

In determining the base salary for the Chief Executive Officer, consideration is also given to strategic planning, team building, and operating results. The Chief Executive Officer, in consultation with Human Resources and the Compensation Committee, annually reviews the base salaries of the other executive officers based on the same criteria.

Cash Incentives.    We provide the opportunity for our named executive officers and other executives to earn quarterly cash incentive awards known as our Management Incentive Plan (“MIP”). We provide this opportunity to attract and retain an appropriate caliber of talent for the positions and to motivate executives to achieve quarterly and annual business goals. Target cash incentive opportunity for executives ranges from 65% to 100% of base salary depending upon the level of executive position and competitive data for similar positions at peer companies. We set high goals and bonus payouts are tied directly to the individual’s performance against his or her objectives as well as to Company performance.

For the year 2007, the MIP program for our named executive officers was based on attaining results against established and aggressive management plan targets whereby, 75% of the bonus payout was based upon the achievement of financial performance targets, namely, plan billings and non-GAAP operating expense, and 25% of the bonus payout was tied to the achievement of company-wide Management by Objectives (“MBOs). The use of MBOs is the management system by which supervisor and subordinate agree upon specific areas of responsibility and goals, and the results to be achieved during the performance period in support of the overarching Company objectives. The formula is illustrated below.

While the Company’s results met the financial targets established relative to the guidance plan for all four quarters in 2007, they did not reach the levels established in the more aggressive management plan which was required to payout on the financial performance element (75%) of the Management Incentive Plan.

Quarterly Base Pay x Position Multiplier = Target Incentive
[	Target Incentive	x	75%	x	Financial Performance Attainment	]	+	[	Target Incentive	x	25%	x	Corporate MBO Attainment	]	=	MIP payment

Position Multiplier - Named Executive Officer	Target Incentive as a % of Base Salary
Mr. McNulty	100%
Mr. Steinkopf	75%
Mr. Chaudhry	0	%(a)
Mr. Schiavo	100%
Mr. Chatterjee	65%
Ms. Budge	65%
Mr. Gallagher	65%

(a)	Mr. Chaudhry was not eligible for incentive cash compensation as a provision of his employment agreement.

Commencing in 2008, the MIP program for our named executive officers will change whereby 75% of the quarterly bonus tied to the achievement of financial performance targets will be based upon the Board approved operating plan for non-GAAP revenue and non-GAAP earnings per share (EPS). Financial performance results that exceed targets could trigger bonus “accelerators” up to pre-set limits which provide for additional cash rewards in recognition of exceptional performance. The remaining 25% will continue to be based upon results obtained in achieving company-wide MBOs.

The following table provides an illustration of the financial performance elements representing 75% of the potential payout of the plan design where:

•    R = non-GAAP Revenue;

•    E = non-GAAP EPS

Financial Performance	Payout	Accelerators
Attain 100% of both R and E targets	100%	For each established unit of R and E that exceeds target, one level of acceleration is achieved
If R=100% of target and E is <100% but ≥ 90% of target	50% payable and prorated up from E	N/A
If both R and E are <100% of target and both ≥ 90% of target	50% payable and prorated up from the lower of R or E	N/A
If either R or E are < 90% of target	N/A	N/A

Long Term Incentives—Equity.    Long-term performance incentives are provided to our employees through our 2002 Stock Plan, the N2H2 stock plans, the CyberGuard stock plans and the 2000 CipherTrust stock plan. These plans are administered by the Compensation Committee, which is authorized to award stock options or restricted stock to our employees, our non-employee directors, and certain advisors and consultants. At least annually, the Compensation Committee considers whether awards will be made to executive officers. Such awards are based on the scope and complexity of the position, competitive compensation data and the maintenance of our stock at target share prices. The Compensation Committee has broad discretion to select the awardees and to establish the terms and conditions for the grant, vesting, and exercise of each stock option grant or restricted stock award. In 2007 the Compensation Committee established set stock award dates. For our named executive officers and other executives if restricted stock awards are granted, the award was made on February 1st, unless that date falls before our quarterly earnings release. In 2007, due to the timing of our quarterly earnings release, the restricted stock awards were made on February 6, 2007. Options and stock awards granted to executives under the 2002 Stock Plan vest immediately upon the occurrence of an “Event” as defined in the 2002 Stock Plan. Beginning in 2006, we implemented granting restricted stock awards for our Chief Executive Officer and executive officers. These stock awards will vest over a period of four years, with 25% of the total number of shares vesting after one year, and the remaining 75% vesting in quarterly increments thereafter until fully vested and non-forfeitable. In the event of a termination of employment, all of the shares held by the employee which have not vested shall be forfeited to the Company as of such date.

Profit Sharing and Retirement Plan.    Our Profit Sharing and Retirement Plan (the “Retirement Plan”) was made effective as of February 1, 1994. The Retirement Plan is intended to be a qualified retirement plan under Section 401 of the Code so that contributions by employees or by the Company to the Retirement Plan, and income earned thereon, are not taxable to employees until withdrawn from the Retirement Plan (except for contributions under the 401(k) component, which are subject to Social Security withholding) and so that contributions by the Company, if any, will be deductible when made. The purpose of the Retirement Plan is to enable eligible employees, including executive officers, to save for retirement and to provide incentives to increase corporate financial performance by establishing a direct link between profit sharing contributions to employees and corporate financial performance. It may also provide certain benefits in the event of death, disability, or other termination of employment. The Retirement Plan is for the exclusive benefit of eligible employees and their beneficiaries. There are two components to the Retirement Plan, a 401(k)-type component and a profit sharing component.

Under the 401(k) component, employees may contribute up to a maximum amount as set by the Internal Revenue Service, subject to a federally imposed annual maximum of $15,500 in 2007 (up to an additional $5,000 for those age 50+). The plan trustee, at the direction of each participant, invests funds in any of the available investment options. The current Company matching contribution scheme which was implemented in 2007, consists of an employer contribution of 50% of the first 6% of employee compensation deferred into the plan as an established benefit of the plan. This design was installed to:

1. increase participation by non-highly compensated employees (NCE) to assist in meeting ADP (discrimination) testing compliance;

2. substantively increase the competitiveness of the plan relative to the external market;

3. further incite employee financial planning and retirement security; and

4. increase the value of the plan as a wealth building offering to foster employee recruitment and retention.

Employee Stock Purchase Plan.    Our Employee Stock Purchase Plan (“Purchase Plan”) was approved by the stockholders at the 1996 Annual Meeting. The Purchase Plan was amended and restated effective October 23, 2007. The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire a proprietary interest in our Company through the purchase of our common stock and, thus, to develop a stronger incentive to work for the Company’s continued success. The Purchase Plan is an employee stock purchase plan under Section 423 of the Code. The Purchase Plan is administered by the Compensation Committee.

Any of our employees including executive officers, or, subject to approval by the Board of Directors, any employees of our subsidiaries are eligible to participate in the Purchase Plan for any Offering Period (as defined below) so long as, on the first day of such Offering Period, the employee has been employed by the Company for at least one consecutive month prior to the commencement of such Offering Period and is customarily employed at least 20 hours per week. “Offering Period” means each quarter of our fiscal year.

Any eligible employee may elect to become a participant in the Purchase Plan by authorizing payroll deductions of a specified whole percentage from 1% to 10% of the employee’s gross cash compensation. On occasion, a special Board authorization increasing the range of employee contribution to as much as 20% of an employee’s gross cash compensation has been approved as was the case in the first quarter of 2007. We currently have approximately 960 employees, including all of our named executive officers, who are eligible to participate in the Purchase Plan. Amounts withheld under the Purchase Plan will be held by the Company as part of our general assets until the end of the offering period and will be used to purchase our common stock as of the last day of the offering period at a price equal to 85% of the lesser of the fair market value of a share of common stock on either the first or last day of the offering period. All amounts so withheld will be used to purchase the number of shares of common stock (including fractional shares) that can be purchased with such amount, unless the participant has given proper notification that he or she elects to purchase a lesser number of shares of common stock or to receive the entire amount in cash. If purchases by all participants would exceed the number of shares of common stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of such available shares of common stock. Any amount not used to purchase shares of common stock will be refunded to the participant in cash.

Shares of common stock acquired by each participant will be held in a general account maintained for the benefit of all participants. Certificates for the number of whole shares of common stock purchased by a participant will be issued and delivered to him or her only upon the request of such participant or his or her representative.

No more than $25,000 in fair market value (determined on the first day of the respective Offering Periods) of shares of common stock may be purchased under the Purchase Plan and all other employee stock purchase plans, if any, of Secure Computing and any parent or subsidiary corporation of Secure Computing by any participant in each calendar year.

Health and Welfare Benefits.    All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, short term and long term disability insurance, group life insurance, long term care insurance and group legal insurance.

Perquisites.    For the year 2007, the Company did not provide perquisites to its named executive officers in excess of $10,000 in aggregate per officer.

Payments upon Termination or Change in Control.    Information regarding payments upon termination or change in control for the named executive officers for 2007 is provided under the heading “Potential Payments upon Termination or Change in Control” on page 38.

Beginning in 2008, a Change in Control plan was implemented for key executives. In designing this plan, Towers Perrin was engaged to assist in an analysis that focused on competitive change in control plan practices and emerging plan design trends. The data used in the competitive review was compiled from sources that included published data on employment agreement practices including severance and change in control provisions for the same peer group referenced in the aforementioned Competitive Market section. Additionally referenced was the Towers Perrin’s 2006 Long Term Incentive Plan Report, NASPP’s Stock Plan Design and Administration Survey, Lee Hecht Harrison’s Severance & Separation Benefits and the Executive Compensation Advisory Services’ Guide to Executive Employment Contracts. Finally, we have relied upon the direct dealings, experiences and observations of Towers Perrin.

A review of the competitive information coupled with the philosophical intent for a change in control plan for these executives has provided the framework for the Company’s plan design. The settled upon design provides a two-tier structure which differentiates the level of change in control benefits available between Section 16(b) officers and selected vice presidents. The following table highlights material benefits available upon a change in control and/or a triggering event following a change in control.

	Tier 1 – Section 16(b) Officers	Tier 2 – Select Vice Presidents
Severance Multiplier	• 2.5 x base salary – CEO • 2 x base salary	• 1 x base salary
Long Term Incentives (Stock)	• Immediate vesting (single trigger*)	• Immediate vesting (double trigger**)
Health Care Coverage	• Co. paid – 18 months	• Co. paid – 12 months
Outplacement Services	• Up to $20,000	• Up to $10,000
Excise Tax Treatment	• Paid by the Company, provided the excess parachute payment is more than 110% of the safe harbor limit. If 110% or less, the severance payment will be reduced to not exceed the safe harbor limit.	• If parachute payment exceeds the safe harbor limit, the severance payment is reduced to reach the safe harbor limit.

*	Single trigger is defined as a change of control
**	Double trigger is defined as a change of control and one or more of: (a) the individual not receiving an offer with new company, (b) a position of lesser scope and influence, (c) a reduction in compensation, (d) a required relocation.

Compensation Committee Report

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

COMPENSATION COMMITTEE,

James Jordan (Chairman)

Robert Frankenberg

Stephen Puricelli

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole in on part, the Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock, as of the Record Date, unless otherwise noted below, by each of our directors, by each executive officer named in the Summary Compensation Table herein, by all directors and current executive officers as a group, and by each stockholder who is known by us to own beneficially more than 5% of our outstanding common stock. The information in this table is based solely on statements in filings made with the SEC and other reliable information. Unless otherwise indicated below, the address for each of the individuals named in the following table is c/o Secure Computing Corporation, 55 Almaden Boulevard, Suite 500, San Jose, CA 95113.

Name and Address of Beneficial Owners	Note	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Shares
Directors and Named Executive Officers:
Mary Budge	(2)	207,806	*
Atri Chatterjee	(3)	333,429	*
Jay Chaudhry**	(4)	5,252,636	7.5%
Cary Davis	(5)	7,151,377	10.2%
Robert J. Frankenberg	(6)	156,000	*
Michael Gallagher	(7)	387,176	*
James Jordan	(8)	221,000	*
John McNulty	(9)	1,773,891	2.5%
Stephen M. Puricelli	(10)	123,156	*
Eric P. Rundquist	(11)	297,259	*
Vincent Schiavo**	(12)	388,688	*
Richard Scott	(13)	4,038,791	5.8%
Timothy Steinkopf	(14)	635,409	*
Alexander Zakupowsky	(15)	149,333	*
All directors and current executive officers as a group (12 persons)		15,474,627	22.0%
Other Beneficial Owners:
Warburg Pincus Private Equity IX, L.P.	(16)	7,131,377	10.2%
Dimensional Fund Advisors, L.P.		5,498,009	7.8%

*	Less than 1 percent
**	Indicates former executive officer of the Company
(1)	Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to such shares of common stock.
(2)	Represents 13,610 shares owned personally by Ms. Budge, 37,000 shares of restricted stock, and 157,196 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(3)	Represents 4,620 shares owned personally by Mr. Chatterjee, 60,000 shares of restricted stock, and 268,809 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(4)	Represents 5,252,636 shares owned personally by Mr. Chaudry.
(5)

Represents 7,500 shares of stock, 7,500 shares of restricted stock and 5,000 shares of common stock covered by options that are exercisable within 60 days of the record date. Includes 6,131,377 shares of common stock issuable upon conversion of shares of Series A Preferred Stock held by Warburg Pincus entities, as well as 1,000,000 shares of common stock issuable upon exercise of a warrant held by the Warburg Pincus entities. Mr. Davis, a Director of the company, is a general partner of Warburg Pincus & Co. (“WP”) and managing director and member of Warburg Pincus LLC (“WP LLC”). The stockholder is Warburg Pincus Private Equity IX, L.P. (“WP IX”), Warburg Pincus IX, LLC (“WP IX LLC), an indirect subsidiary of WP, is the sole general partner of WP IX. Warburg Pincus Partners, LLC, (“WP Partners”) is the sole member of WP IX LLC. WP is the Managing Member of WP Partners. WP IX is managed by

Warburg Pincus LLC (“WP LLC”). All shares indicated as issuable upon conversion of preferred stock and exercise of warrants are included because of Mr. Davis’ affiliation with the Warburg Pincus entities. Mr. Davis disclaims beneficial ownership of all shares held by the Warburg Pincus entities. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities.

(6)	Represents 22,500 shares owned personally by Mr. Frankenberg, 7,500 shares of restricted stock, and 126,000 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(7)	Represents 7,632 shares owned personally by Mr. Gallagher, 85,000 shares of restricted stock, and 294,544 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(8)	Represents 107,500 shares owned personally by Mr. Jordan, 7,500 shares of restricted stock, and 106,000 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(9)	Represents 282,362 shares owned personally by Mr. McNulty, 160,906 shares of restricted stock, and 1,330,623 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(10)	Represents 32,156 shares owned personally by Mr. Puricelli, 7,500 shares of restricted stock, and 83,500 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(11)	Represents 163,759 shares owned personally by Mr. Rundquist, 7,500 shares of restricted stock, and 126,000 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(12)	Represents 40,000 shares of restricted stock, and 348,688 shares of common stock covered by options that are exercisable within 60 days of the exercisable within 60 days of the Record Date. Mr. Schiavo left the company on 10/5/2007. Pursuant to an agreement, Mr. Schiavo’s options and restricted stock will continue to vest until 4/30/2008. On 5/1/2008, 40,000 shares of restricted stock and 20,626 options will be cancelled and Mr. Schiavo will have 90 days in which to exercise options that have vested on or before 4/30/2008.
(13)	Represents 3,984,931 shares owned personally by Mr. Scott, 7,500 shares of restricted stock, and 46,360 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(14)	Represents 10,000 shares owned personally by Mr. Steinkopf, 200,000 shares of restricted stock, and 425,409 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(15)	Represents 27,500 shares owned personally by Mr. Zakupowsky, 7,500 shares of restricted stock, and 114,333 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(16)	The stockholder is Warburg Pincus Private Equity IX, L.P. (“WP IX”). Warburg Pincus IX, LLC (“WP IX LLC), an indirect subsidiary of Warburg Pincus & Co. (“WP”), is the sole general partner of WP IX. WP IX is managed by Warburg Pincus LLC (“WP LLC”). The address of the Warburg Pincus entities is 466 Lexington Avenue, New York, New York 10017. Includes 6,131,377 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock held by the Warburg Pincus entities, as well as 1,000,000 shares of Common Stock issuable upon exercise of warrants held by the Warburg Pincus entities. In connection with the investment by Warburg Pincus, we agreed that for so long as the Warburg Pincus entities continue to own at least 50% of Series A Preferred Stock issued to the Warburg Pincus entities in connection with the private placement transaction (including as owned and outstanding the shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrant to purchase common stock), Warburg Pincus entities will be permitted to designate for election one individual to our Board of Directors. Cary Davis, a Managing Director and Member of WP LLC, has served as a Director of Secure Computing Corporation since January 12, 2006 pursuant to such designation.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth the total compensation earned in fiscal 2007 by our Chief Executive Officer and each of the other most highly compensated executive officers (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
John McNulty	2007	425,833		317,685	184,590	98,055	1,500	1,027,663
Chairman and Chief	2006	380,000	—	161,294	412,186	308,694	—	1,262,174
Executive Officer

Tim Steinkopf	2007	297,578	—	184,318	105,673	51,393	6,750	645,712
Senior Vice President of Operations,	2006	269,609	—	92,906	239,781	164,663	3,300	770,259
Chief Financial Officer

Atri Chatterjee	2007	249,583	—	49,377	1,345,894	37,362	6,750	1,688,966
Senior Vice President,
Marketing

Michael Gallagher	2007	253,656	—	163,839	94,804	37,971	6,750	557,020
Senior Vice President,	2006	243,177	—	82,583	218,091	124,598	3,300	671,749
Product Development

Mary Budge	2007	242,292	—	142,377	51,907	39,762	—	476,338
Senior Vice President,	2006	211,458	—	67,099	116,563	111,185	—	506,305
Secretary and General Counsel

Jay Chaudhry	2007	1,908		434,940	236,596	—	800	674,244
Former Chief Strategy Officer

Vince Schiavo	2007	241,028	—	163,839	90,805	45,513	6,950	548,135
Former Senior Vice President,	2006	251,107	—	82,583	205,085	261,548	3,300	803,623
Worldwide Sales

(1)	Represents the amount of total fair value of stock and option awards recognized by us as an expense in 2007 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of these awards and the amounts expensed in 2007 were determined in accordance with FAS 123R. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table on page 28 of this Proxy Statement, as well as awards granted in 2003 through 2006 for which we recognized expense in 2007. The assumptions used to calculate the grant date fair value of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC. There can be no assurance that the FAS 123R amounts will ever be realized.
(2)	Reflects the value of cash incentive bonuses earned under our Management Incentive Plan.
(3)	Amounts in this column reflect 401(k) matching contributions earned during 2007, and payment to defray additional tax liability resulting from a non-cash taxable fringe benefit.

2007 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted to our named executive officers in 2007.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Target ($)	Maximum ($)
John McNulty	2/6/2007	1/29/2007	425,833	713,270	61,000	538,020
Tim Steinkopf	2/6/2007	1/29/2007	223,184	373,832	36,000	317,520
Atri Chatterjee	2/6/2007	1/29/2007	162,229	271,733	32,000	282,240
Michael Gallagher	2/6/2007	1/29/2007	164,876	276,168	32,000	282,240
Mary Budge	2/6/2007	1/29/2007	157,490	263,795	32,000	282,240
Jay Chaudhry*	2/6/2007	1/29/2007	—	—	48,000	423,360
Vince Schiavo*	2/6/2007	1/29/2007	241,028	403,722	32,000	282,240

*	Indicates former executive officer of the Company
(1)	Represents target and maximum payout levels under the Management Incentive Plan for 2007. The actual amount of incentive bonus earned by each named executive officer in 2007 is reported under the Non-Equity Incentive Plan Compensation Table. Additional information regarding the design of the Management Incentive Plan is included in the Compensation Discussion and Analysis beginning on page 23.
(2)	Represents the total grant date fair value of stock and option awards granted to our named executive officers during 2007. The fair value of these awards were determined in accordance with FAS 123R. The assumptions used to calculate the grant date fair value of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2007.

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
		Exercisable	Unexercisable
John McNulty	(1)	500,000	—	4.25	5/3/09
	(1)	100,000	—	6.75	4/18/10
	(1)	150,000	—	11.50	5/11/00
	(1)	150,000	—	10.50	1/22/11
	(1)	74,250	—	15.70	2/13/12
	(1)	40,885	—	7.49	6/21/12
	(1)	19,865	—	2.99	8/1/12
	(2)	160,581	3,419	9.49	5/6/14
	(2)	118,123	43,877	9.00	1/28/15
	(3)					35,156	337,498
	(3)					61,000	585,600

Tim Steinkopf	(1)	50,000	—	21.94	8/22/10
	(1)	130,000	—	10.50	1/22/11
	(1)	35,750	—	15.70	2/13/12
	(1)	19,686	—	7.49	6/21/12
	(1)	9,564	—	2.99	8/1/12
	(2)	18,160	—	4.02	2/11/13
	(2)	79,311	1,689	9.56	5/6/14
	(2)	72,915	27,085	9.00	1/28/15
	(3)					20,250	194,400
	(3)					36,000	345,600

Atri Chatterjee	(2a )	195,357	367,262	3.30	4/10/13
	(3)					32,000	307,200

Michael Gallagher	(1)	55,000	—	17.88	2/17/09
	(1)	30,420	—	10.50	1/22/11
	(1)	33,000	—	15.70	2/13/12
	(1)	5,000	—	2.99	7/31/12
	(2)	10,000	—	4.02	2/11/13
	(2)	25,000	—	8.74	8/5/13
	(2)	61,686	1,314	9.56	5/6/14
	(2)	65,624	24,376	9.00	1/28/15
	(3)					18,000	172,800
	(3)					32,000	307,200

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
		Exercisable	Unexercisable
Mary Budge	(1)	4,134	—	9.88	6/30/08
	(1)	1,000	—	17.88	2/17/09
	(1)	15,000	—	9.63	5/25/10
	(1)	15,000	—	9.94	3/29/11
	(1)	22,000	—	15.70	2/13/12
	(1)	13,000	—	2.99	7/31/12
	(2)	8,438	—	4.02	2/11/13
	(2)	37,209	791	9.56	5/6/14
	(2)	36,457	13,543	9.00	1/28/15
	(3)					14,625	140,400
	(3)					32,000	307,200

Jay Chaudhry	(5)	—	—	—		—	—

Vince Schiavo(6)	(1)	180,000	—	13.50	7/29/08
	(1)	27,500	—	15.70	7/29/08
	(1)	15,143	—	7.49	7/29/08
	(1)	7,357	—	2.99	7/29/08
	(2)	32,000	—	4.02	7/29/08
	(2)	61,686	1,314	9.56	7/29/08
	(2)	65,624	24,376	9.00	7/29/08
	(3)					18,000	172,800
	(3)					32,000	307,200

(1)	Options granted prior to 2003 have ten year terms and vest annually over three years, or fully at the end of three years.
(2)	Options granted in 2003 or later vest 25% after the first anniversary of the grant date and then monthly over the following three years.
(2a)	Options vest 25% after the first anniversary of the grant and then quarterly over the following three years pursuant to the option grant agreement extended while Mr. Chatterjee was an employee of the acquired company CipherTrust.
(3)	Restricted stock awards granted on 2/27/06 and 2/6/07 vest 25% on the first anniversary of the grant date and then quarterly over the following three years.
(4)	Reflects the value as calculated based on the closing price of Secure Computing’s common stock on December 31, 2007 of $9.60 per share.
(5)	Mr. Chaudhry left the company on 9/1/2007.
(6)	Mr. Schiavo left the company on 10/5/2007. Pursuant to an agreement, Mr. Schiavo’s options and restricted stock will continue to vest until 4/30/2008. On 5/1/2008, all outstanding unvested restricted stock and options will be cancelled and Mr. Schiavo will have 90 days in which to exercise his vested options.

2007 OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares of Secure Computing common stock acquired during 2007 upon the exercise of options and the vesting of stock awards for our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John McNulty	—	—	27,344	232,072
Tim Steinkopf	—	—	15,750	118,820
Vince Schiavo	—	—	14,000	118,820
Michael Gallagher	—	—	14,000	118,820
Mary Budge	—	—	11,375	96,541
Atri Chatterjee	25,000	117,750	—	—
Jay Chaudhry(3)	87,500	287,875	66,000	592,680
Vince Schiavo(4)	—	—	14,000	118,820

(1)	Value realized represents the excess of the fair market value of the shares at the time of exercise over the grant price of the options.
(2)	Value realized represents the fair market value of shares vesting on the release date.
(3)	Mr. Chaudhry left the Company on September 1, 2007.
(4)	Mr. Schiavo left the Company on October 5, 2007.

EMPLOYMENT AGREEMENTS

We have employment agreements with each of our named executive officers.

JOHN E. MCNULTY.    Mr. McNulty entered into a one year employment agreement with us on May 3, 1999, pursuant to which Mr. McNulty served as our President and Chief Operating Officer. Mr. McNulty assumed the positions of Chairman of the Board and Chief Executive Officer on July 1, 1999, and the position of President in December 2004 through July, 2007. The agreement is subject to automatic renewal for successive one year terms. Mr. McNulty’s annual base salary in 2007 was $430,000, subject to upward adjustment by the Board of Directors. Under the terms of the agreement, Mr. McNulty is entitled to a cash performance bonus of up to 100% of annual base salary with respect to each fiscal year (paid out on a quarterly basis), subject to approval by the Board of Directors. This bonus may exceed 100% if certain levels of performance against financial and strategic objectives are attained. Either party may terminate the agreement; however, if Mr. McNulty’s employment is terminated without cause except for a change in control, he will be entitled to an amount equal to twelve months of his base salary. In the event of a change in control, any unvested long term incentives or equity rights that Mr. McNulty holds will vest immediately. Subject to a triggering event as defined in the Change in Control Summary Plan Description and within twelve (12) months following a change in control, Mr. McNulty will receive severance pay in an amount equal to two and one half (2.5) times his annual base salary plus one month’s pay.

DANIEL P. RYAN. Mr.    Ryan joined us as President and Chief Operating Officer in August 2007. Mr. Ryan’s employment agreement with the Company is subject to automatic renewal for successive one year terms. Mr. Ryan’s 2007 annualized base salary was $300,000. Mr. Ryan is also eligible to receive an annual cash performance bonus of up to seventy-five percent (75%) of annual base salary (paid out on a quarterly basis), which is subject to acceleration if certain performance goals are met and exceeded. Either party may terminate the employment agreement; however, if Secure Computing terminates the agreement without cause except for a change in control, Mr. Ryan will be entitled to an amount equal to six months of his base salary. In the event of a change in control, any unvested long term incentives or equity rights that Mr. Ryan holds will vest immediately. Subject to a triggering event as defined in the Change in Control Summary Plan Description and within twelve (12) months following a change in control, Mr. Ryan will receive severance pay in an amount equal to two (2) times his annual base salary plus one month’s pay.

TIMOTHY J. STEINKOPF.    Mr. Steinkopf first joined us as Treasurer and Director of Investor Relations in September 2000. On March 1, 2001, Mr. Steinkopf entered into a one year employment agreement, pursuant to which Mr. Steinkopf served as our Vice President and Chief Financial Officer. He was appointed Senior Vice President and Chief Financial Officer in January 2002, and in January 2006 was promoted to Senior Vice President of Operations and Chief Financial Officer. The agreement is subject to automatic renewal for successive one year terms. Mr. Steinkopf’s 2007 annual base salary was $300,000. Mr. Steinkopf is also eligible to receive an annual cash performance bonus of up to seventy-five percent (75%) of annual base salary (paid out on a quarterly basis), which is subject to acceleration if certain performance goals are met and exceeded. Either party may terminate the employment agreement; however, if Secure Computing terminates the agreement without cause except for a change in control, Mr. Steinkopf will be entitled to an amount equal to six months of his base salary. In the event of a change in control, any unvested long term incentives or equity rights that Mr. Steinkopf holds will vest immediately. Subject to a triggering event as defined in the Change in Control Summary Plan Description and within twelve (12) months following a change in control, Mr. Steinkopf will receive severance pay in an amount equal to two (2) times his annual base salary plus one month’s pay.

ATRI CHATTERJEE. Mr.    Chatterjee joined Secure Computing as Senior Vice President Marketing in conjunction with the 2006 acquisition of CipherTrust. Mr. Chatterjee’s employment agreement with the Company is subject to automatic renewal for successive one year terms. In 2007, Mr. Chatterjee’s annual base salary was $250,000. Mr. Chatterjee is also eligible to receive an annual cash performance bonus of up to sixty-five percent (65%) of annual base salary (paid out on a quarterly basis), which is subject to acceleration if certain performance goals are met and exceeded. Either party may terminate the employment agreement; however, if Secure Computing terminates the agreement without cause except for a change in control, Mr. Chatterjee will be entitled to an amount equal to six months of his base salary. In the event of a change in control, any unvested long term incentives or equity rights that Mr. Chatterjee holds will vest immediately. Subject to a triggering event as defined in the Change in Control Summary Plan Description and within twelve (12) months following a change in control, Mr. Chatterjee will receive severance pay in an amount equal to two (2) times his annual base salary plus one month’s pay.

GLENN S. CROSS.    Mr. Cross joined us as Senior Vice President World Wide Sales in December, 2007. Mr. Cross’s employment agreement with the Company is subject to automatic renewal for successive one year terms. Mr. Cross’s 2007 annualized base salary was $280,000. Mr. Cross is eligible to receive an annual cash performance bonus with an annual target of $300,000 (paid out on a quarterly basis), which is subject to acceleration if certain performance goals are met and exceeded. Either party may terminate the employment agreement; however, if Secure Computing terminates the agreement without cause except for a change in control, Mr. Cross will be entitled to an amount equal to six months of his base salary. In the event of a change in control, any unvested long term incentives or equity rights that Mr. Cross holds will vest immediately. Subject to a triggering event as defined in the Change in Control Summary Plan Description and within twelve (12) months following a change in control, Mr. Cross will receive severance pay in an amount equal to two (2) times his annual base salary plus one month’s pay.

MICHAEL J. GALLAGHER.    Mr. Gallagher first joined us as Vice President and General Manager of our Network Security Division in 1999. In August 2003, Mr. Gallagher was appointed to serve as our Senior Vice President of Product Development. Mr. Gallagher’s employment agreement with the Company is subject to automatic renewal for successive one year terms. Mr. Gallagher’s 2007 annual base salary was $255,000. Mr. Gallagher is also eligible to receive an annual cash performance bonus of up to sixty-five percent (65%) of annual base salary (paid out on a quarterly basis), which is subject to acceleration if certain performance goals are met and exceeded. Either party may terminate the employment agreement; however, if Secure Computing terminates the agreement without cause except for change in control, Mr. Gallagher will be entitled to an amount equal to six months of his base salary. In the event of a change in control, any unvested long term incentives or equity rights that Mr. Gallagher holds will vest immediately. Subject to a triggering event as defined in the Change in Control Summary Plan Description and within twelve (12) months following a change in control, Mr. Gallagher will receive severance pay in an amount equal to two (2) times his annual base salary plus one month’s pay.

MARY K. BUDGE.    Ms. Budge first joined us as Corporate Counsel in November, 1996, was promoted to Secretary and General Counsel in 1998, and became a Vice President in 2002. In January 2005, Ms. Budge was appointed Senior Vice President, Secretary and General Counsel. Ms. Budge’s employment agreement with the Company is subject to automatic renewal for successive one year terms. Ms. Budge’s 2007 annual base salary was $245,000. Ms. Budge is also eligible to receive an annual cash performance bonus of up to sixty-five percent (65%) of annual base salary (paid out on a quarterly basis), which is subject to acceleration if certain performance goals are met and exceeded. Either party may terminate the employment agreement; however, if Secure Computing terminates the agreement without cause except for change in control, Ms. Budge will be entitled to an amount equal to six months of her base salary. In the event of a change in control, any unvested long term incentives or equity rights that Ms. Budge holds will vest immediately. Subject to a triggering event as defined in the Change in Control Summary Plan Description and within twelve (12) months following a change in control, Ms. Budge will receive severance pay in an amount equal to two (2) times her annual base salary plus one month’s pay.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Termination Without Cause and Severance Arrangements Prior to a Change in Control.    If any named executive officer’s employment is terminated by the Company without cause upon executing a separation and release agreement such executive is entitled to receive a severance payment equivalent to six month’s pay calculated on base salary at the time of the event (less applicable withholding taxes). This amount is increased to twelve month’s pay calculated on base salary for the Chief Executive Officer. Such payment may be made either in a lump sum basis on the date of termination or paid in bi-monthly installments through the Company’s regularly schedule payroll dates. Termination by the Company for cause generally includes an act of willful misconduct or gross negligence by the employee in performance of his or her duties or conviction of the employee of a felony involving moral turpitude.

Payments upon a Change in Control.    None of the named executive officers have a change of control provision in their employment agreement. However, stock options or restricted stock awards granted to named executive officers vest immediately upon the occurrence of a change in control as defined in the Company’s 2002 Stock Incentive Plan. Beginning in 2008, a Change in Control plan was implemented for key executives.

		Before Change in Control	After Change in Control
Name	Benefit	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason(1)	Voluntary Termination	Death	Disability	After Change In Control(2)
John McNulty	Severance	$470,000	$1,331,667
	Outplacement Services	$8,000	$20,000
	Health & Welfare Benefits		$20,010
	Equity Vesting Acceleration						$949,800

Tim Steinkopf	Severance	$160,000	$726,667
	Outplacement Services	$8,000	$20,000
	Health & Welfare Benefits		$20,010
	Equity Vesting Acceleration						$556,319

Atri Chatterjee	Severance	$131,000	$588,408
	Outplacement Services	$8,000	$20,000
	Health & Welfare Benefits		$20,010
	Equity Vesting Acceleration						$2,620,951

Michael Gallagher	Severance	$135,250	$607,498
	Outplacement Services	$8,000	$20,000
	Health & Welfare Benefits		$20,010
	Equity Vesting Acceleration						$494,678

Mary Budge	Severance	$122,500	$550,230
	Outplacement Services	$8,000	$20,000
	Health & Welfare Benefits		$20,010
	Equity Vesting Acceleration						$455,757

Jay Chaudhry*	Severance	$0	$0
	Outplacement Services	$0	$0
	Health & Welfare Benefits		$0
	Equity Vesting Acceleration						$0

Vince Schiavo*	Severance	$0	$0
	Outplacement Services	$0	$0
	Health & Welfare Benefits		$0
	Equity Vesting Acceleration						$0

*	Indicates former executive officer of the company. As a result of their departure from the Company during fiscal 2007, neither Mr. Chaudhry nor Mr. Schiavo are eligible for any payments resulting from a change in control of the Company.
(1)	Change in Control payment includes: lump sum payment of 2 times (2.5 for CEO) plus one month of highest annual base salary and lump sum payment of the quarterly bonus at target for the Management Incentive Plan and if applicable Product Bonus for the quarter in which the change-in-control occurs for outplacement services and company paid.
(2)	Accelerated equity value as if the change of control occurred on December 31, 2007.

2007 DIRECTOR COMPENSATION EXPENSE

The following table summarizes compensation that our directors earned during fiscal 2007 for services as members of our Board of Directors. Mr. McNulty, our Chief Executive Officer, did not receive any separate compensation in fiscal 2007 for his service as a member of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Cary Davis	40,000	61,714	—	101,714
Robert Frankenberg	38,000	61,714	—	99,714
James Jordan	40,000	61,714	—	101,714
Stephen Puricelli	41,000	61,714	—	102,714
Eric Rundquist	41,000	61,714	—	102,714
Richard Scott	41,000	61,714	—	102,714
Alexander Zakupowsky	40,000	61,714	—	101,714

(1)	Represents the total fair-value of stock awards recognized by us as an expense in 2007 for financial accounting purposes. The fair value of these awards and the amounts expensed in 2007 were determined in accordance with FAS 123R. The assumptions used to calculate the grant date fair value of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC. There can be no assurance that the FAS 123R amounts will ever be realized. Additional information regarding the design of the Director Compensation plan is included in the Corporate Governance of the Company discussion beginning on page 5.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company and any of its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interest of the Company and its stockholders. Therefore, as a general matter and in accordance with the Company’s Code of Conduct and Business Ethics, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. To that end, in February 2005, we made a $2.7 million strategic investment in a privately-held technology company. In July 2007, we made an additional $500,000 investment. As a result of this $3.2 million investment, we have a 15% ownership stake in this company. This investment is reported in other assets on our consolidated balance sheets and is evaluated for impairment annually.

Two of our board members, one of whom is a board member of the investee, are individual investors of the investee. Due to their involvement with the investee, these two board members recused themselves from our decision to make the investment.

Please also see disclosures under the heading “Employment Agreements” and “Potential Payments Upon Termination or Change in Control” in this Proxy Statement.

Report of the Audit Committee

The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which can be found at: http://www.securecomputing.com. The Audit Committee will continually review the Audit Committee Charter in light of new developments and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect evolving best practices. Each of the members of the Audit Committee meets the independence requirements of the Nasdaq Stock Market, and as set forth under the Securities Exchange Act of 1934, as amended, the rules and regulations adopted thereunder by the SEC.

Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	Reviewed and discussed the audited financial statements with the Company’s management.

•

Discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees.

•

Reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the independent registered public accounting firm their independence, and concluded that the nonaudit services performed by Ernst & Young LLP are compatible with maintaining its independence.

•	Instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Alexander Zakupowsky Jr., Chairman

Stephen M. Puricelli

Eric P. Rundquist

Richard L. Scott

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has been the independent registered public accounting firm that audits the financial statements of the Company since 1991. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audit.

In addition to performing the audit of the Company’s consolidated financial statements, Ernst & Young LLP provided various other services during 2007 and 2006. These non-audit services were approved by the Audit Committee by unanimous consent. The aggregate fees billed for 2007 and 2006 for each of the following categories of services are set forth below:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees(1)	$779,750	$856,000
Audit-Related Fees(2)	7,500	269,200
Tax Fees(3)	9,000	—

Total Fees	$796,250	$1,125,200

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, audit of our internal controls, and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	In 2007 audit-related fees consisted of EYOnline annual fees (Ernst & Young’s on-line accounting research tool). In 2006 audit-related fees consisted of EYOnline annual fees of $6,000 and acquisition related due diligence fees of $263,200.
(3)	For fiscal 2007, tax fees included foreign tax compliance fees.

The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent registered public accounting firm, provided that the Chairman shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. As a practical matter, we assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. In 2007 the Company failed to timely file the following reports: Mary Budge, Michael Gallagher, Vince Schiavo, John McNulty and Timothy Steinkopf each filed one late filing of a Form 4 on March 6, 2007; Robert Frankenberg filed one late filing of a Form 4 on February 26, 2007; and Eric Rundquist filed one late filing of a Form 4 on February 21, 2007.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents. This rule allows the Company to send a single set of its Annual Report and this Proxy Statement to any household at which two or more stockholders of the Company reside, if it believes that the stockholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the Company and its stockholders as it reduces the volume of duplicate information received at a stockholder’s house and helps reduce the Company’s expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instruction forms.

Stockholders that have previously received a single set of disclosure documents may request their own copy this year or in future years by contacting their bank, broker or other nominee record holder. The Company will also deliver a separate copy of the Annual Report and the Proxy Statement without charge to any stockholder upon written request to Secure Computing Corporation, 55 Almaden Boulevard, Suite 500, San Jose, CA 95113, Attention: Investor Relations, or upon oral request by calling (408) 979-6100.

ADDITIONAL MATTERS

The Annual Report of Secure Computing Corporation for the year ended December 31, 2007, including financial statements, is being mailed with this Proxy Statement.

As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of stockholders, it is intended that the shares of common stock represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

Appendix A

2002 STOCK INCENTIVE PLAN

OF

SECURE COMPUTING CORPORATION

1.	Purpose of this Plan

The purpose of this 2002 Stock Incentive Plan of Secure Computing Corporation is to enhance the long-term stockholder value of Secure Computing Corporation by offering opportunities to eligible individuals to participate in the growth in value of the equity of Secure Computing Corporation.

2.	Definitions and Rules of Interpretation

2.1    Definitions.    This Plan uses the following defined terms:

(a)    “Administrator” means the Board, the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b)    “Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c)    “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Options, Stock Awards, Shares or Option Shares.

(d)    “Award” means an Option or a Stock Award granted in accordance with the terms of the Plan.

(e)    “Award Agreement” means a Stock Award Agreement and/or Option Agreement.

(f)    “Award Shares” means Shares covered by an outstanding Award or purchased under an Award.

(g)    “Board” means the board of directors of the Company.

(h)    “Code” means the Internal Revenue Code of 1986, as amended.

(i)    “Committee” means a committee composed of Company Directors appointed in accordance with the Company’s charter documents and Section 4.

(j)    “Company” means Secure Computing Corporation, a Delaware corporation.

(k)    “Company Director” means a member of the Board.

(l)    “Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(m)    “Director” means a member of the board of directors of the Company or an Affiliate.

(n)    “Divestiture” means any transaction or event that the Board specifies as a Divestiture under Section 11.5.

(o)    “Effective Date” means the effective date of this Plan.

(p)    “Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an

Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation, or otherwise. A Participant shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Participant’s Options or Stock Awards under Section 11. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(q)    “Event” means any transaction or event that the Board specifies as an Event under Section 11.4.

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)    “Executive” means, if the Company has any class of any equity security registered pursuant to Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case because of the individual’s relationship with the Company or an Affiliate. If the Company does not have any class of any equity security registered under to Section 12 of the Exchange Act, “Executive” means any (i) Director, (ii) any officer elected or appointed by the Board, or (iii) any beneficial owner of more than 10% of any class of the Company’s equity securities.

(t)    “Expiration Date” means, with respect to an Option, the date stated in the Option Agreement as the expiration date of the Option or, if no such date is stated in the Option Agreement, then the last day of the maximum exercise period for the Option, disregarding the effect of an Optionee’s Termination or any other event that would shorten that period.

(u)    “Fair Market Value” means the value of Shares as determined under Section 20.2.

(v)    “Fundamental Transaction” means any transaction or event described in Section 11.3.

(w)    “Grant Date” means the date the Administrator approves the grant of an Option. However, if the Administrator specifies that an Option’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Option is that future date or the date that the condition is satisfied.

(x)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Option Agreement for that Option.

(y)    “Incumbent Board” shall have the meaning set forth in Section 11.4.

(z)    “Nonstatutory Option” means any Option other than an Incentive Stock Option.

(aa)    “Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

(bb)    “Option” means an option to purchase Shares of the Company granted under this Plan.

(cc)    “Option Agreement” means the document evidencing the grant and terms and conditions of an Option.

(dd)    “Option Price” means the price payable under an Option to purchase the Shares covered thereby, not including any amount payable in respect of withholding or other taxes.

(ee)    “Option Shares” means Shares covered by an outstanding Option or purchased under an Option.

(ff)    “Optionee” means: (i) a person to whom an Option has been granted, including a holder of a Substitute Option, (ii) a person to whom an Option has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 18, and (iii) a person who holds Option Shares subject to any right of repurchase under Section 18.2.

(gg)    “Outstanding Company Common Stock” shall have the meaning set forth in Section 11.4.

(hh)    “Outstanding Company Voting Securities” shall have the meaning set forth in Section 11.4.

(ii)    “Participant” means any holder of one or more Options or Stock Awards or the Shares issuable or issued upon exercise of such Options or Stock Awards under the Plan.

(jj)    “Plan” means this 2002 Stock Incentive Plan of Secure Computing Corporation.

(kk)    “Qualified Domestic Relations Order” means a judgment, order, or decree meeting the requirements of Section 414(p) of the Code except that references to the “plan” in that definition shall be to this Plan.

(ll)    “Qualifying Performance Criteria” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any Affiliate’s or business unit’s strategic plan); (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria as may be determined by the Administrator. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(mm)    “Reverse Vesting” means that an Option is or was fully exercisable but that, subject to a “reverse” vesting schedule, the Company has a right to repurchase the Option Shares as specified in Section 18.2(a), with the Company’s right of repurchase expiring in accordance with a “forward” vesting schedule that would otherwise have applied to the Option under which the Option Shares were purchased or other vesting schedule described in the Option Agreement.

(nn)    “Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act including any successor provisions.

(oo)    “Securities Act” means the Securities Act of 1933, as amended.

(pp)    “Share” means a share of the common stock of the Company or other securities substituted for the common stock under Section 11.

(qq)    “Stock Appreciation Right” means a right to receive cash and/or Shares based on a change in the Fair Market Value of a specific number of Shares granted under Section 10.

(rr)    “Stock Award” means a Stock Grant, a Stock Unit or a Stock Appreciation Right granted under Sections 9 or 10 below or other similar awards granted under the Plan (including phantom stock rights).

(ss)    “Stock Award Agreement” means a written agreement, the form(s) of which shall be approved from time to time by the Administrator, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(tt)    “Stock Grant” means the award of a certain number of Shares granted under Section 9 below.

(uu)    “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise explicitly provided for by the Administrator.

(vv)    “Substitute Award” means an Award granted in substitution for, or upon the conversion of, an option or stock award granted by another entity to purchase equity securities in the granting entity.

(ww)    “Termination” means that the Participant has ceased to be, with or without any cause or reason, an Employee, Director, or Consultant. However, unless so determined by the Administrator, “Termination” shall not include a change in status from an Employee, Consultant, or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

2.2    Rules of Interpretation. Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

3.	Shares Subject to this Plan; Term of this Plan

3.1    Number of Award Shares.    Subject to adjustment under Section 11, the maximum number of Shares that may be issued under this Plan is 8,500,000. If an Award is terminated, expires, or otherwise becomes unexercisable without having been exercised in full or otherwise without the Shares covered by the Award having been issued in full, the unpurchased or unissued Shares that were subject to the Award shall revert to this Plan and shall again be available for future issuance under this Plan. Any Shares of Common Stock which are retained by the Company upon exercise of an Award issued under the Plan in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such exercise, purchase or issuance shall continue to be available for future issuance under the Plan. Shares actually issued under this Plan shall not be available for re-grant even if repurchased by or forfeited to the Company.

3.2    Source of Shares.    Shares may be authorized but unissued Shares.

3.3    Term of this Plan

(a)    This Plan shall be effective on the date it is approved by the Board. If the Company’s stockholders do not approve this Plan within 12 months after the Board approves this Plan, then no Incentive Stock Option may be granted under this Plan.

(b)    This Plan has no set termination date. However, it may be terminated as provided in Section 16. Moreover, no Incentive Stock Option may be granted after the time described in Section 7(b).

4.	Administration

4.1    General.

(a)    The Board shall have ultimate responsibility for administering this Plan. To the extent permitted by Applicable Law, the Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. In addition, to the extent permitted by Applicable Law, the Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan references the Administrator, the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve grants of Options to Executives, and an Administrator other than the Board or the Committee may grant Options only within guidelines established by the Board or the Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

(b)    So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act and to the extent necessary or helpful to comply with Applicable Law with respect to officers subject to Section 16 of the Exchange Act and/or others, the Committee shall consist of Company Directors who are “Non-Employee Directors” as defined in Rule 16b-3 and who are “outside directors” as defined in Section 162(m) of the Code.

4.2    Authority of Administrator.    Subject to the other provisions of this Plan, the Administrator shall have the authority:

(a)    to grant Awards, including Substitute Awards;

(b)    to determine the Fair Market Value of Shares;

(c)    to determine the Option Price of Options;

(d)    to select the Participants to whom Awards may be granted hereunder;

(e)    to determine the times Options and Stock Awards are granted;

(f)    to determine the number of Shares subject to each Option or Stock Award;

(g)    to determine the types of payment that may be used to purchase Shares subject to Awards;

(h)    to determine the types of payment that may be used to satisfy withholding tax obligations;

(i)    to determine the other terms of each Option or Stock Award, including but not limited to: the time or times at which Options or Stock Awards may vest, be exercised or settled, or become nonforfeitable (including any acceleration related to such terms), whether and under what conditions an Option or Stock Award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option and any other conditions that are to apply to the Award;

(j)    to modify or amend any Option or Stock Award;

(k)    to authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l)    to determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m)    to interpret this Plan and any Award Agreement or document related to this Plan;

(n)    to correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Option Agreement or Stock Award Agreement or any other document related to this Plan;

(o)    to adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p)    to adopt, amend, and revoke rules and procedures relating to the operation and administration of this Plan to accommodate non-U.S. Participants and the requirements of Applicable Law such as: (i) rules and procedures regarding the conversion of local currency, withholding procedures and the handling of stock certificates to comply with local practice and requirements, and (ii) sub-plans and Plan addenda for non-U.S. Participants;

(q)    to determine whether a transaction or event should be treated as an Event, a Divestiture or neither;

(r)    to determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as an Event or a Divestiture, then the effect of that Event or Divestiture; and

(s)    to make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3    Scope of Discretion.    Subject to the last sentence of this Section 4.3, on all matters for which this Plan confers the authority, right, or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Moreover, but again subject to the last sentence of this Section 4.3, in making those decisions the Board, the Committee, or other Administrator need not treat all persons eligible to receive Awards, all Participants, all Awards or all Shares subject to Awards the same way. However, the discretion of the Board, the Committee, or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Participants by Award Agreements and other agreements.

5.	Persons Eligible to Receive Awards

5.1    Eligible Individuals.    Options and Stock Awards may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate, provided that Incentive Stock Options many only be granted to Employees, as provided in Section 7(g).

5.2    Section 162(m) Limitation.    So long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code, no Employee or prospective Employee may be granted one or more Options or Stock Awards within any fiscal year of the Company to purchase more than 750,000 Shares, subject to adjustment under Section 11. If an Award is cancelled without being exercised or if the Option Price of an Option is reduced, that cancelled or repriced Award shall continue to be counted against the limit on Awards that may be granted to any individual under this Section 5.2.

6.	Terms and Conditions of Options

The following rules apply to all Options:

6.1    Price.    No Option may have an Option Price less than 50% of the Fair Market Value of the Shares on the Grant Date. No Option intended as “qualified incentive-based compensation” within the meaning of Section 162(m) of the Code may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date. In no event will the Option Price of any Option be less than the par value of the Shares issuable under the Option if that is required by Applicable Law. The Option Price of an Incentive Stock Option shall be subject to Section 7(f).

6.2    No Option Repricings.    Other than in accordance with Section 11, Options may not be repriced, replaced, re-granted through cancellation or modified without stockholder approval, if the effect of the repricing, replacement, re-grant or modification would be to reduce the effective Option Price of the Options.

6.3    Term.    No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than 10 years after its Grant Date. The term of an Incentive Stock Option shall be subject to Sections 7(a) and 7(e).

6.4    Vesting.

(a)    Options shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Optionee’s directorship, employment, or consultancy begins, or a different date specified in the Option Agreement. If so provided in the Option Agreement, an Option may be exercisable subject to the application of Reverse Vesting to the Option Shares. The vesting of Incentive Stock Options shall be subject to Section 7(c).

(b)    The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Optionee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Optionee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

6.5    Form of Payment

(a)    The Administrator shall determine the acceptable form and method of payment for exercising an Option.

(b)    Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(c)    In addition, the Administrator may permit payment of the Option Price to be made by any of the following methods:

(i)    other Shares, or the designation of other Shares, which (A) if required to avoid the Company’s incurring adverse accounting charges, in the case of Shares acquired upon exercise of an option (whether or not under this Plan) are “mature” shares for purposes of avoiding variable accounting treatment under generally accepted accounting principals (generally, mature shares are those that have been owned by the Optionee for more than six months on the date of surrender), and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

(ii)    provided that a public market exists for the Shares, through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) under which the Optionee irrevocably elects to exercise the Option and the NASD Dealer irrevocably commits to forward an amount equal to the Option Price plus any applicable withholding taxes, directly to the Company, upon receipt of the Option Shares (a “Cashless Exercise”);

(iii)    cancellation of any debt owed by the Company or by any Affiliate to the Optionee, including, without limitation, waiver of compensation due or accrued for services previously rendered to the Company; and

(iv)    any combination of the methods of payment permitted by any paragraph of this Section 6.5.

(d)    The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

6.6    Nonassignability of Nonstatutory Options.    Except as set forth in any Option Agreement or as determined by the Administrator, no Nonstatutory Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution; provided however, Nonstatutory Options may be transferred and exercised in accordance with a Qualified Domestic Relations Order and Nonstatutory Options may be exercised by a guardian or conservator appointed to act for the Optionee. Notwithstanding the foregoing, Nonstatutory Options may be transferred by instrument to an inter vivos or testamentary trust in which the Nonstatutory Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to “Immediate Family Members” (as defined below) of the Optionee. “Immediate

Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. Incentive Stock Options may only be assigned subject to Section 7(h).

7.	Incentive Stock Options

The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Optionee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

(a)    The Expiration Date of an Incentive Stock Option shall not be later than 10 years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of 10 years from its Grant Date.

(b)    No Incentive Stock Option may be granted more than 10 years from the date this Plan was approved by the Board.

(c)    Options intended to be Incentive Stock Options that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including Incentive Stock Options granted under this Plan, may not become exercisable at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an Option becomes exercisable with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the Administrator specifies otherwise in the related agreement governing the Option, this limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be Incentive Stock Options as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to become exercisable before its original vesting or exercisability date or cause an Incentive Stock Option that has already vested or become exercisable to cease to be vested or exercisable.

(d)    In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.5(b), that right must be stated in the Option Agreement relating to that Incentive Stock Option.

(e)    Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A “Ten Percent Stockholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

(f)    The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

(g)    Incentive Stock Options may be granted only to Employees. If an Optionee changes status from an Employee to a Consultant, that Optionee’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i).

(h)    No rights under an Incentive Stock Option may be transferred by the Optionee, other than by will or the laws of descent and distribution. During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee.

(i)    An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Optionee’s Termination for any reason other than the Optionee’s death or disability (as defined in Section 22(c) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, but is not exercised within, the one year period provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within, one year after the Optionee’s Termination.

(j)    An Incentive Stock Option may be modified by the Board.

8.	Exercise of Options

8.1    In General.    An Option shall be exercisable in accordance with this Plan, the Option Agreement under which it is granted, and as prescribed by the Administrator.

8.2    Time of Exercise.    An Option shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Option may not be exercised for a fraction of a Share.

8.3    Issuance of Option Shares.    The Company shall issue Option Shares in the name of the person properly exercising the Option. If the Optionee is that person and so requests, the Option Shares shall be issued in the name of the Optionee and the Optionee’s spouse. The Company shall endeavor to issue Option Shares promptly after an Option is exercised. However, until Option Shares are actually issued, as evidenced by the appropriate entry on the stock books of the Company or its transfer agent, no right to vote or receive dividends or other distributions, and no other rights as a stockholder, shall exist with respect to the Option Shares, even though the Optionee has completed all the steps necessary to exercise the Option. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Option Shares are issued, except as provided in Section 11.

8.4    Termination

(a)    In General.    Except as provided in an Option Agreement or in writing by the Administrator, and as otherwise provided in Sections 8.4(b), (c), (d), (e), (f), (g) and (h), after an Optionee’s Termination the Optionee’s Options shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the three months (or such other period of time as is determined by the Administrator) after the Termination, but in no event after the Expiration Date. To the extent the Optionee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

(b)    Leaves of Absence.    Unless otherwise provided in the Option Agreement, no Option may be exercised more than three months (or such other period of time as is determined by the Administrator) after the beginning of a leave of absence, other than a personal, medical or military leave approved by the Administrator with employment guaranteed upon return.

(c)    Death or Disability.    Unless otherwise provided by the Administrator or in the Option Agreement, if an Optionee’s Termination is due to death or disability (as determined by the Administrator with respect to Nonstatutory Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Options of that Optionee to the extent they are vested at the date of that Termination may be exercised for one year (or such other period of time as is determined by the Administrator) after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, an Option may be exercised as provided in Section 19. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Optionee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Optionee. Death or disability occurring after an Optionee’s Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Option is not so exercised within the time specified for its exercise, the Option shall automatically terminate.

(d)    Divestiture.    If an Optionee’s Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 11.3 or 11.5.

(e)    Retirement.    Unless otherwise provided in the Option Agreement or by the Administrator in writing, if an Optionee’s Termination is due to the Optionee’s retirement in accordance with the Company’s or an Affiliate’s retirement policy, all Options of that Optionee to the extent they are vested at the Optionee’s date of retirement may be exercised for three months (or such other period of time as is determined by the Administrator) after the Optionee’s date of retirement, but in no event after the Expiration Date. To the extent the Optionee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

(f)    Severance Programs.    Unless otherwise provided in the Option Agreement or by the Administrator in writing, if an Optionee’s Termination results from participation in a voluntary severance incentive program of the Company or an Affiliate approved by the Board, all Options of that Employee to the extent they are vested at the time of that Termination shall be exercisable for three months (or such other period of time as is determined by the Administrator) after the Optionee’s Termination, but in no event after the Expiration Date. If the Optionee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

(g)    Termination for Cause.    If an Optionee’s Termination is due to Cause (as defined below), all of the Optionee’s Options shall automatically terminate and cease to be exercisable at the time of such termination and all Options exercised after the first event constituting Cause may be rescinded by the Administrator. “Cause” means breach of any provision of a Key Employment Agreement, Secure Computing Corporation Employment Agreement or any other agreement between the Company or any of its Affiliates and an Optionee, employment-related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment-related conduct that is likely to cause significant injury to the Company, an Affiliate, or any of their respective employees, officers or directors (including, without limitation, commission of a felony or similar offense), in each case as determined by the Administrator. “Cause” shall not require that a civil judgment or criminal conviction have been entered against or guilty plea shall have been made by the Optionee regarding any of the matters referred to in the previous sentence. Accordingly, the Administrator shall be entitled to determine “Cause” based on the Administrator’s good faith belief. If the Optionee is criminally charged with a felony or similar offense, that shall be a sufficient, but not a necessary, basis for such a belief.

9.	Stock Grants and Stock Unit Awards. Each Stock Award Agreement reflecting the issuance of a Stock Grant or Stock Unit shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

9.1    Consideration.    A Stock Grant or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or an Affiliate for its benefit.

9.2    Vesting.    Shares of Common Stock awarded under an agreement reflecting a Stock Grant and a Stock Unit award may, but need not, be subject to a share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Administrator.

9.3    Termination.    In the event of a Participant’s Termination, the Company may reacquire any or all of the Shares held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of Termination under the terms of the Stock Award Agreement.

9.4    Transferability.    Except as determined by the Board and reflected in the Stock Award Agreement, no rights to acquire Shares under a Stock Grant or a Stock Unit shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

10.	Stock Appreciation Rights

10.1    In General.    Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Stock Award Agreement.

10.2    Exercise of Stock Appreciation Right.    Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the grant date of the Shares covered by the exercised portion of the Stock Appreciation Right (or if reflected in the Stock Award Agreement, such other amount calculated with respect to Shares subject to the award as the Administrator may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Administrator and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

10.3    Transferability.    Except as determined by the Board and reflected in the Stock Award Agreement, no Stock Appreciation Rights shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

11.	Certain Transactions and Events

11.1    In General.    Except as provided in this Section 11, no change in the capital structure of the Company, merger, sale, or other disposition of assets or a subsidiary, change of control, issuance by the Company of shares of any class of securities convertible into shares of any class, conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 11.

11.2    Changes in Capital Structure.    In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or an Event), proportionate adjustments shall be made to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Awards that may be granted to any individual under this Plan, including under Section 5.2 of this Plan, (c) the Option Price or Stock Award price, if any, and number and class of securities issuable under each outstanding Award, and (d) the repurchase price of any securities substituted for Award Shares that are subject to repurchase rights. The specific adjustments shall be determined by the Board in its sole and absolute discretion. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security.

11.3    Fundamental Transactions.    If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of any other transaction or event, other securities are substituted for the Shares or Shares may no longer be issued (each a “Fundamental Transaction”), then, notwithstanding any other provision of this Plan, the Board shall do one or more of the following contingent on the closing or completion of the Fundamental Transaction: (a) arrange for the substitution in exchange for Awards of awards on equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company) (an “assumption” of Options) on such terms and conditions as the Board determines are appropriate, (b) accelerate the vesting and/or exercisability and termination of any restrictions of outstanding Awards, in whole or in part, so that Awards can be exercised before or otherwise in connection with the closing or completion of a Fundamental Transaction or event but then terminate, (c) cancel or arrange for the cancellation of Awards in exchange for cash payments to Participants, and (d) either arrange for any repurchase rights of the Company with respect to Award Shares to apply to the securities issued in substitution for Shares or terminate repurchase rights on Award Shares. The Board need not adopt the same rules for each Award or each Participant.

11.4    Events.    The majority of the “Incumbent Board” (as defined below) may also, but need not, specify that other transactions or events constitute an “Event,” as set forth below. In connection with an Event, notwithstanding any other provision of this Plan, the Incumbent Board may take any one or more of the actions described in Section 11.3. In addition, the Incumbent Board may extend the date for the exercise of Options (but not beyond their original Expiration Date). The Incumbent Board need not adopt the same rules for each Award or each Participant. Examples of transactions or events that the Incumbent Board may treat as an Event are:

(1)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 20% (except for acquisitions by any individual, entity or group that, prior to the Effective Date, owns 20% or more of any class of capital stock of the Company) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute an Event:

(A)    any acquisition of voting securities of the Company directly from the Company,

(B)    any acquisition of voting securities of the Company by the Company or any of its wholly owned “Subsidiaries” (as defined in Section 424 of the Code),

(C)    any acquisition of voting securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or

(D)    any acquisition by any corporation with respect to which, immediately following such acquisition, more than 60% of respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as was their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(2)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Company Director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Company Directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11;

(3)    Approval by the stockholders of the Company of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Voting Securities, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as was their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(4)    Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as was their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

Notwithstanding the above, an Event shall not be deemed to occur with respect to a Participant if the acquisition of the 20% or greater interest referred to in paragraph (1) is by a group, acting in concert, that includes that Participant or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or sale or other disposition of assets referred to in paragraphs (3) or (4) by a group, acting in concert, that includes that Participant.

11.5    Divestiture.    If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board, in its sole and absolute discretion, may specify that such transaction or event constitutes a “Divestiture”. In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may take one or more of the actions described in Section 11.3 with respect to Awards or Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Award or each Participant.

11.6    Dissolution.    If the Company adopts a plan of dissolution, the Board may, in its sole and absolute discretion, cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on

Award Shares to lapse upon completion of the dissolution. To the extent not exercised or settled before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate just before the dissolution is completed. The Board need not adopt the same rules for each Award or each Participant.

11.7    Cut-Back to Preserve Benefits.    If the Administrator determines that the net after-tax amount to be realized by any Participant, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Participant in connection with any transaction or event addressed in this Section 11, would be greater if one or more of those steps were not taken with respect to that Participant’s Awards or Award Shares, then and to that extent one or more of those steps shall not be taken.

11.8    Substitute Awards.    The Board may cause the Company to grant Substitute Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective when the acquisition closes. Unless and to the extent specified otherwise by the Board, Substitute Awards shall have the same terms and conditions as the options they replace, except that (subject to Section 11) Substitute Awards shall be Awards to purchase Shares rather than equity securities of the granting entity and shall have an exercise or purchase price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

12.	Withholding and Tax Reporting

12.1    Tax Withholding Option

(a)    General.    Whenever Award Shares are granted, vest, transferred, purchased, issued or become free of restrictions, the Company may require the Participant to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Participant or the Company. The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Participant has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

(b)    Method of Payment.    The Participant shall pay any required withholding using the forms of consideration described in Section 6.5(b), except that, in the discretion of the Administrator, the Company may also permit the Participant to use any of the forms of payment described in Section 6.5(c). The Administrator may also permit Award Shares to be withheld to pay required withholding. If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld shall not exceed the amount determined by the applicable minimum statutory withholding rates and shall be determined as of the date that the amount of tax to be withheld or tendered for this purpose is to be determined.

12.2    Reporting of Dispositions.    Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator in writing of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

13.	Consulting or Employment Relationship

Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights, shall: (a) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Participant at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (b) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

14.	Section 162(m) Compliance

Any Stock Award (other than an Option or any other Stock Award having a purchase price equal to 100% of the Fair Market Value on the date such Award is made) that is intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Qualifying Performance Criteria. Notwithstanding anything to the contrary herein, the Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code as required under applicable regulations and to conform the procedures related to the Award to the requirements of Section 162(m) of the Code and may reduce the number of Shares granted or amount of cash or other property to which a Participant may otherwise have been entitled with respect to an Award designed to qualify as performance-based compensation under Section 162(m) of the Code.

15.	Compliance with Law

The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Laws, including all applicable securities laws. Awards may not be exercised or settled, and Award Shares may not be transferred, in violation of Applicable Law. Thus, for example, Options may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Option Shares, or (b) in the opinion of legal counsel to the Company, those Option Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The Company is under no requirement to register any Award Shares, and the failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise or settlement of any Award or the transfer of any Award Shares, the Company may require the Participant to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

16.	Amendment or Termination of this Plan or Outstanding Awards

16.1    Amendment and Termination.    The Board may at any time amend, suspend, or terminate this Plan.

16.2    Stockholder Approval.    The Company shall obtain the approval of the Company’s stockholders for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Laws or with the requirements applicable to the grant of Options intended to be Incentive Stock Options. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan. In addition, unless approved by the stockholders of the Company, no amendment shall be made that would result in a repricing of Options by (x) reducing the exercise price of outstanding Options or (y) canceling an outstanding Option held by a Participant and re-granting to the Participant a new Option with a lower exercise price, in either case other pursuant to Section 11 of the Plan.

16.3    Effect.    No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Participant unless the affected Participant consents to the amendment, suspension, termination, or modification. However, no such consent shall be required if the Administrator determines in its sole and absolute discretion that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan, or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 11, is in the best interests of the Company or its stockholders. The Administrator may, but need not, take the tax consequences to affected Participants into consideration in acting under the preceding sentence. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination or Award Shares issued under such Awards even if those Award Shares are issued after the termination.

17.	Reserved Rights

17.1    Nonexclusivity of this Plan.    This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans or independently of any plan.

17.2    Unfunded Plan.    This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Participant shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligation shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligation.

18.	Special Arrangements Regarding Award Shares

18.1    Escrows and Pledges.    To enforce any restrictions on Award Shares including restrictions related to Reverse Vesting, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates.

18.2    Repurchase Rights

(a)    Reverse Vesting.    If an Option is subject to Reverse Vesting, the Company shall have the right, during the seven months after the Optionee’s Termination, to repurchase any or all of the Option Shares that were unvested as of the date of that Termination, for a price equal to the lower of: (i) the Option Price for such Shares, minus the amount of any cash dividends paid or payable with respect to the Option Shares for which the record date precedes the repurchase, and (ii) the Fair Market Value of those Option Shares as of the date of the Termination. The repurchase price shall be paid in (i) cash, (ii) if the Option Shares were purchased in whole or in part for a promissory note, cancellation of indebtedness under that note, (iii) cancellation of any indebtedness owed by the Optionee to the Company or any Affiliate, or (iv) a combination of those means. The Company may assign this right of repurchase.

(b)    Procedure.    The Company or its assignee may choose to give the Optionee a written notice of exercise of its repurchase rights under this Section 18.2. However, the Company’s failure to give such a notice shall not affect its rights to repurchase Option Shares. The Company must, however, tender the repurchase price during the period specified in this Section 18.2 for exercising its repurchase rights in order to exercise such rights.

19.	Beneficiaries

A Participant may file a written designation of one or more beneficiaries who are to receive the Participant’s rights under the Participant’s Awards after the Participant’s death. A Participant may change such a designation at any time by written notice. If a Participant designates a beneficiary, the beneficiary may exercise the Participant’s Awards after the Participant’s death. If a Participant dies when the Participant has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Participant’s estate to exercise the Award or, if there is none, the person entitled to exercise the Award under the Participant’s will or the laws of descent and distribution. In any case, no Option may be exercised after its Expiration Date.

20.	Miscellaneous

20.1    Governing Law.    This Plan and all determinations made and actions taken under this Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

20.2    Determination of Value.    Fair Market Value shall be determined as follows:

(a)    Listed Stock.    If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Shares are traded or quoted.

(b)    Stock Quoted by Securities Dealer.    If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(c)    No Established Market.    If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s net worth, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

20.3    Reservation of Shares.    During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as are still issuable under this Plan.

20.4    Electronic Communications.    Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

A.    Notices.    Unless the Administrator specifies otherwise, any notice to the Company under any Award Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 20.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

Appendix B

SECURE COMPUTING CORPORATION

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

1.    PURPOSE AND SCOPE OF PLAN. The purpose of this Secure Computing Corporation Amended and Restated Employee Stock Purchase Plan (the “Plan”) is to provide the employees of Secure Computing Corporation (the “Company”) with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

2.	DEFINITIONS.

2.1    The terms defined in this section are used (and capitalized) elsewhere in this Plan:

(a)    “AFFILIATE” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as defined in Sections 424(e) and 424(f) of the Code or any successor provision, and whose participation in the Plan has been approved by the Board of Directors.

(b)    “BOARD OF DIRECTORS” means the Board of Directors of the Company.

(c)    “CODE” means the Internal Revenue Code of 1986, as amended from time to time.

(d)    “COMMITTEE” means three or more Disinterested Persons designated by the Board of Directors to administer the Plan under Section 13.

(e)    “COMMON STOCK” means the common stock, par value $.01 per share (as such par value may be adjusted from time to time), of the Company.

(f)    “COMPANY” means Secure Computing Corporation.

(g)    “COMPENSATION” means the gross cash compensation (including wage, salary, commission, bonus, and overtime earnings) paid by the Company or any Affiliate to a Participant in accordance with the terms of employment, provided that for purposes of determining a Participant’s Compensation any election by the Participant to reduce his or her gross cash compensation under Sections 125 or 401(k) of the Code shall be treated as if the Participant did not make such election.

(h)    “DISINTERESTED PERSONS” means a member of the Board of Directors who is considered a disinterested person within the meaning of Exchange Act Rule 16b-3 or any successor definition.

(i)    “ELIGIBLE EMPLOYEE” means any employee of the Company or an Affiliate who has been employed for at least one consecutive month prior to the commencement of the applicable Offering Period and whose customary employment is at least 20 hours per week; provided, however, that an “Eligible Employee” shall not include any person who would be deemed, for purposes of Section 423(b)(3) of the Code, to own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

(j)    “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time.

(k)    “FAIR MARKET VALUE” of a share of Common Stock as of any date means, if the Company’s Common Stock is listed on a national securities exchange or traded in the national market system, the mean between the high and low sale prices for such Common Stock on such exchange or market on said date, or, if no sale has been made on such exchange or market on said date, on the last preceding day on which any sale shall have been made. If such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, however, Fair Market Value shall be determined in accordance with such regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14.

(l)    “OFFERING DATE” means the first day of each Offering Period. In the event the first day of an Offering Period does not fall on a business day, the next succeeding business day shall be deemed the Offering Date.

(m)    “PURCHASING DATE” means the last day of each Offering Period. In the event the last day of an Offering Period does not fall on a business day, the next prior business day shall be deemed the Purchasing Date.

(n)    “OFFERING PERIOD” means consecutive three month periods commencing each January 1, April 1, July 1 and October 1. Each Offering Period commencing on January 1 shall end March 31, each Offering Period commencing on April 1 shall end on June 30, each Offering Period commencing on July 1 shall end on September 30 and each Offering Period commencing on October 1 shall end on December 31. The Committee shall have the power to change Offering Periods without stockholder approval if such change is announced prior to the relevant Offering Period or prior to such other time as specified by the Committee.

(o)    “PARTICIPANT” means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4.

(p)    “PLAN” means this Secure Computing Corporation Employee Stock Purchase Plan, as amended from time to time.

(q)    “RECORDKEEPING ACCOUNT” means the account maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.

3.    SCOPE OF THE PLAN.    Shares of Common Stock may be sold by the Company to Eligible Employees, as hereinafter provided, but not more than                     shares of Common Stock (subject to adjustment as provided in Section 14) shall be sold to Eligible Employees pursuant to this Plan. All sales of Common Stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may be acquired shares having the status of any combination of authorized but unissued shares, newly issued shares, or treasury shares.

4.     ELIGIBILITY AND PARTICIPATION.    To be eligible to participate in the Plan for a given Offering Period, an employee must be an Eligible Employee on the Offering Date of such Offering Period. An Eligible Employee may elect to participate in the Plan by enrolling in the Plan during the enrollment time period and by the method prescribed by the Company, before the Offering Date of such Offering Period, that authorizes regular payroll deductions from Compensation beginning with the first payday in such Offering Period and continuing until the Eligible Employee withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

5.	AMOUNT OF COMMON STOCK EACH ELIGIBLE EMPLOYEE MAY PURCHASE.

5.1    Subject to the provisions of this Plan, each Eligible Employee shall be offered the right to purchase on the Purchasing Date for each Offering Period the number of shares of Common Stock (including fractional shares) that can be purchased at the price specified in Section 5.2 with the entire credit balance in the Participant’s Recordkeeping Account; provided that:

(a)    no such Eligible Employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, stock or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or all of its Affiliates or

(b)    no such Eligible Employee’s rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Affiliates accrues at a rate that exceeds $25,000 worth of stock (determined at the Fair Market Value of the shares on the Offering Date of the relevant Offering Period) for each calendar year during which the rights to purchase such stock are outstanding at any time.

If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3, however, each Participant shall be allocated at a ratable portion of the maximum number of shares of Common Stock which may be sold.

5.2    The purchase price of each share of Common Stock sold pursuant to this Plan will be the lesser of (a) or (b) below:

(a)    85% of the Fair Market Value of such share on the first day of the Offering Period.

(b)    85% of the Fair Market Value of such share on the last day of the Offering Period.

6.	METHOD OF PARTICIPATION.

6.1    The Company shall give notice to each Eligible Employee of the opportunity to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for such offering. Such notice is subject to revision by the Company at any time prior to the date of purchase of such shares. The Company contemplates that for tax purposes the first day of an Offering Period will be the date of the offering of such shares.

6.2    Each Eligible Employee who desires to participate in the Plan for an Offering Period shall signify his or her election to do so by the method prescribed by the Company. An Eligible Employee may elect to have any whole percent of Compensation withheld, but not less than one percent (1%) and not more than ten percent (10%) of the Eligible Employee’s Compensation per pay period. An election to participate in the Plan and to authorize payroll deductions as described herein must be made before the Offering Date of the Offering Period to which it relates and shall remain in effect unless and until such Participant withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

6.3    Any Eligible Employee who does not make a timely election as provided in Section 6.2, shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Offering Period.

7.	RECORDKEEPING ACCOUNT.

7.1    The Company shall maintain a Recordkeeping Account for each Participant. Payroll deductions pursuant to Section 6 will be credited to such Recordkeeping Accounts on each payday.

7.2    No interest will be credited to a Participant’s Recordkeeping Account.

7.3    The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account will remain part of the general assets of the Company.

7.4    A Participant may not make any separate cash payment into the Recordkeeping Account.

8.	RIGHT TO ADJUST PARTICIPATION OR TO WITHDRAW.

8.1    A Participant may, at any time during an Offering Period, direct the Company to make no further deductions from his or her Compensation or to increase or decrease the percentage amount of such deductions from future Compensation, subject to the limitation in Section 6.2. Upon any such action, future payroll deductions with respect to such Participant shall cease or shall be increased or decreased in accordance with the Participant’s direction.

8.2    Any Participant who stops payroll deductions may not thereafter resume payroll deductions during such Offering Period or in the event of a total withdrawal as set forth in Section 8.3, during any Offering Period that commences within three months after the end of the Offering Period from which the Participant withdrew.

8.3    At any time before the end of an Offering Period, any Participant may withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant’s Recordkeeping Account will be paid to the Participant, without interest, as soon as administratively possible. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Offering Period that commences three months after the end of the Offering Period from which the Participant withdrew.

8.4    Notification of a Participant’s election to increase, decrease, or terminate deductions, or to withdraw from the Plan, shall be made by indicating the election by the method prescribed by the Company.

9.    TERMINATION OF EMPLOYMENT.    If the employment of a Participant is terminated for any reason, including death, disability, or retirement, the entire balance in the Participant’s Recordkeeping Account will be refunded to the former Participant, or to his or her estate or as set forth in Section 20.5, without interest, as soon as administratively possible.

10.	PURCHASE OF SHARES.

10.1    As of the Purchasing Date of each Offering Period, the entire credit balance in each Participant’s Recordkeeping Account will be used to purchase shares (including fractional shares) of Common Stock (subject to the limitations of Section 5) unless the Participant has notified the Company that the Participant elects to withdraw from the Plan by the method prescribed by the Company in advance of the Purchasing Date. Any amount in a Participant’s Recordkeeping Account that is not used to purchase shares pursuant to this Section 10.1 will be refunded to the Participant, without interest.

10.2    Shares of Common Stock acquired by each Participant shall be held in a general account maintained for the benefit of all Participants.

10.3    Shares purchased under the Plan may be originally issued in certificated or un-certificated (such as book-entries representing shares) form as determined by the Company. Certificates for the number of whole shares of Common Stock, determined as aforesaid, purchased by each Participant shall be issued and delivered to him or her only upon the request of the Participant or his or her representative. Any such request shall be made by indicating this election by the method prescribed by the Company.

10.4    Dividends, if and when declared and paid, with respect to a Participant’s shares held in the general account shall, at the election of the Participant, either be paid to the Participant in cash or reinvested in additional shares of Common Stock. Any such election shall be made or changed by indicating the election by the method prescribed by the Company. If a Participant fails to make such an election, all dividends, if and when declared and paid, with respect to the Participant’s shares held in the general account will automatically be reinvested to purchase additional shares of Common Stock.

10.5    Each Participant will be entitled to vote all shares held for the benefit of such Participant in the general account.

11.    RIGHTS AS A STOCKHOLDER.    A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until (i) he or she actually has paid the purchase price for such shares and (ii) either the shares have been credited to his or her account or certificates have been issued to him or her, both as provided in Section 10.

12.    RIGHTS NOT TRANSFERABLE.    A Participant’s rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be null and void and without effect. The amounts credited to a Recordkeeping Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

13.    ADMINISTRATION OF THE PLAN.    This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties.

14.    ADJUSTMENT UPON CHANGES IN CAPITALIZATION.    In the event of any change in the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like effected without receipt of any consideration by the Company, the aggregate number and class of shares available under this Plan and the number, class and purchase price of shares subject to a right to purchase but not yet purchased under this Plan, shall be proportionately adjusted by the Committee. In the event of a Change in Control each outstanding option will be assumed or an equivalent option substituted by the successor corporation or an Affiliate of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a new Purchasing Date (the “New Purchasing Date”) and will end on the New Purchasing Date. The New Purchasing Date will occur before the date of the Company’s proposed Change in Control. The Committee will notify each Participant in writing prior to the New Purchasing Date that the Purchasing Date for the Participant’s option has been changed to the New Purchasing Date and that the Participant’ s option will be exercised automatically on the New Purchasing Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 8 hereof. The Committee shall have the discretion to determine which alternative will occur at the time of the Change of Control.

15.    REGISTRATION OF CERTIFICATES.    Stock certificates will be registered in the name of the Participant, or jointly in the name of the Participant and another person, as the Participant may direct on an appropriate form filed with the Company.

16.    AMENDMENT OF PLAN.    The Board of Directors may at any time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that, without stockholder approval on the same basis as required by Section 20.1, no amendment shall be made (i) to increase the number of shares to be reserved under this Plan, (ii) to decrease the minimum purchase price, (iii) to withdraw the administration of this Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.

17.    EFFECTIVE DATE OF PLAN.    The Plan originally became effective as of May 1, 1996. The Plan was amended and restated effective October 23, 2007. All rights of Participants in any offering hereunder shall terminate at the earlier of (i) the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days’ notice has been given to all Participants. Upon termination of this Plan, shares of Common Stock shall be issued to Participants in accordance with Sections 5 and 10, and cash, if any, remaining in the Participants’ Recordkeeping Accounts shall be refunded to them, without interest, as if the Plan were terminated at the end of an Offering Period.

18.    GOVERNMENTAL REGULATIONS AND LISTING.    All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the Purchase Date of the Offering Period applicable to such shares, and if such a registration statement shall not then be effective, the term of such Offering Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to a national securities exchange or a national market system, covering the shares of Common Stock under the Plan upon official notice of issuance.

19.    NOTICE OF DISPOSITION.    Each Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to the Plan if such disposition occurs within two years after the Offering Date of the relevant Offering Period or within one year from the Purchasing Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

20.	MISCELLANEOUS.

20.1    This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor shall it interfere with the right of the Company to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

20.2    Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.

20.3    The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

20.4    Delivery of shares of Common Stock or of cash pursuant to the Plan shall be subject to any required withholding taxes. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.

20.5    A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s Recordkeeping Account under the Plan in the event of such Participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Recordkeeping Account under the Plan in the event of such Participant’s death prior to a Purchasing Date. Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

ANNUAL MEETING OF STOCKHOLDERS

Friday, May 16, 2008

10:00 a.m. PDT

55 Almaden Boulevard

Suite 500

San Jose, California 95113

Secure Computing Corporation 55 Almaden Boulevard, Suite 500, San Jose, California 95113	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 16, 2008.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 through 4.

By signing the proxy, you revoke all prior proxies and appoint John McNulty with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 (noon) (CT) on May 15, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/scur/ — QUICK EASY IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 (noon) (CT) on May 15, 2008.
•

Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Secure Computing, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, and 4.

1. Election of Directors:	01 Alexander Zakupowsky, Jr.	☐ Vote FOR nominee	☐ Vote WITHHELD from nominee

2. To approve an amendment to the 2002 Stock Incentive Plan to increase the number of shares available for issuance by 1,500,000 shares;	☐ For	☐ Against	☐ Abstain

3.  To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares available for distribution by 1,000,000 shares, to change the definition of which employees may be eligible to participate in the Employee Stock Purchase Plan, and to make certain other clarifying and administrative changes as set forth in Proposal Three.

	☐ For	☐ Against	☐ Abstain
4. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the company.	☐ For	☐ Against	☐ Abstain

To vote in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Dated: , 2008

Signature(s) in Box

Please sign exactly as your name(s) appear on proxy. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.